U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM SB-2/A

                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  URBANA.CA, INC.
                  (Name of Small Business Issuer in its Charter)

   Nevada                          454110                      88-0393257
(State or jurisdiction of  (Primary Standard Industrial     I.R.S. Employer
incorporation or            Classification Code Number)  Identification No.)
      organization

750 West Pender Street, Suite 804, Vancouver, British Columbia V6C 2T8
 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Brian F. Faulkner, Esq., 3900 Birch Street, Suite 113, Newport Beach, Ca
                                (949) 975-0544

         (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                    CALCULATION OF REGISTRATION FEE

Title of         Amount to be    Proposed    Proposed   Amount of
Securities       Registered      Maximum     Aggregate  Registration
to be                            Offering    Offering   Fee
Registered                       Price Per   Price
                                 Share (1)

Common Stock     47,083,029      $0.6875     $32,369,582 $8,545.57

The company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1) Pursuant to Rule 416, such additional amounts to prevent dilution from stock splits or similar transactions.

(2) Calculated in accordance with Rule 457(c): The average of the high and low prices as of August 15, 2000

                               PROSPECTUS
                             URBANA.CA, INC.

                            47,083,029 Shares
                               Common Stock

Urbana.ca, Inc., a Nevada corporation, is hereby offering shares of common stock on a delayed basis under a shelf registration under Rule 415 pursuant to the terms of this prospectus. A total of 47,083,029 shares of common stock are to be registered, as follows (maximum amounts):

The company's initial public offering consists of 43,641,090 shares of common stock, par value $0.001 (of this amount, up to 25,000,000 shares will be sold for cash). This offering is being made on a best-efforts basis by the company, with no minimum purchase required. The company's common stock trades on the Over the Counter Bulletin Board under the trading symbol "URBA".

Concurrent with this initial public offering, is an offering by certain selling shareholders of the company, in the total amount of 3,441,939 shares of common stock. These selling shareholders may offer their stock through public or private transactions, on or off the Over the Counter Bulletin Board, at prevailing market prices, or at privately negotiated prices. 847,989 of these shares will be sold upon the conversion of certain special warrants; the remainder are currently owned by the selling shareholders.

The shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk
Factors" on page 5).

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission or any state securities commission nor has the U.S. Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                       Price to Public  Underwriting       Proceeds to
                                        Discounts and      Issuer (3)
                                        Commissions (2)

Per Share                 $0.50            $0                $0.50
Total Maximum             $12,500,000      $0                $12,500,000

Information contained herein is subject to completion or amendment.

The registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Subject to Completion, Dated: ______________, 2000

                        Table of Contents

PROSPECTUS SUMMARY                                                  5
RISK FACTORS                                                        7
USE OF PROCEEDS                                                    17
DETERMINATION OF OFFERING PRICE                                    18
SELLING SHAREHOLDERS                                               18
PLAN OF DISTRIBUTION                                               21
LEGAL PROCEEDINGS                                                  30
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS       30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     AND MANAGEMENT                                                32
DESCRIPTION OF SECURITIES                                          34
INTEREST OF NAMED EXPERTS AND COUNSEL                              35
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
     FOR SECURITIES ACT LIABILITIES                                35
ORGANIZATION WITHIN LAST FIVE YEARS                                40
DESCRIPTION OF BUSINESS                                            40
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS                           54
DESCRIPTION OF PROPERTY                                            57
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                     57
MARKET FOR COMMON EQUITY AND RELATED
     STOCKHOLDER MATTERS                                           58
EXECUTIVE COMPENSATION                                             60
FINANCIAL STATEMENTS                                               61
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
     ON ACCOUNTING AND FINANCIAL DISCLOSURE                        89
AVAILABLE INFORMATION                                              89

                           PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

The Company.

The company is an e-commerce, transaction and content company that intends to create Intranet and Internet-based systems in conjunction with local area governments and high profile corporations. The company intends to provide local communities with community based entertainment and information services widely used in all facets of everyday life and deliver these services through a customized set-top-box.

The principal offices of the company's are located at 750 West
Pender Street, Suite 804, Vancouver, British Columbia V6C 2T8. The telephone number for the company is (604) 682-8445.

The Offering.

47,083,029 shares of common stock of the company will be sold on a delayed basis under a shelf registration under Rule 415 (shares outstanding prior to this offering: 22,038,283) (shares to be outstanding after this offering, assuming a full subscription:
69,121,312), as follows:

Selling shareholders: 3,441,939.

Shares to be issued upon the exercise of purchase warrants to be issued upon the exercise of special warrants: 423,994.

Shares to be issued upon the exercise of agent's compensation options to be issued upon the exercise of agent's special warrants:
84,798.

Shares to be issued upon the exercise of agent's purchase warrant to be issued upon the exercise of agent's compensation options:
42,399.

Shares to be issued under units to be issued upon loan conversions:
2,059,933.

Shares to be issued upon the exercise of purchase warrants under units to be issued upon loan conversions: 1,029,966.

Shares to be sold for cash ($0.50 per share): 25,000,000.

Shares for possible future acquisitions by the company of other companies and/or assets: 12,000,000.

Shares to be issued for consulting services: 3,000,000.

Use of Proceeds: The amount of proceeds from this offering will depend on the offering price per share and the number of shares sold for cash. The initial offering price of the shares has been set at $0.50 per share. The proceeds of the cash offering ($12,500,000), less the expenses of the offering (estimated at $45,546), will be used to provide working capital for the company.

                            RISK FACTORS

The securities offered hereby are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

The Company is in a New Business and Has Not Completed Development of its Products.

The company is at an early stage of development. The company has not completed the development of any commercial products, and, accordingly, has no profitable operating history upon which investors may rely. The company has received limited revenues from operations and expects that most of its revenues in the foreseeable future will result from further corporate collaborations, if any. The company's product candidates will require significant additional investment in research and development will require substantial resources. There can be no assurance that any of the Issuer's products will meet applicable regulatory standards, obtain required regulatory approvals, or be capable of being produced in commercial quantities at reasonable costs. Products that may result from the company's research and development programs are not expected to be commercially available for a number of years, if at all, and it will be a number of years, if ever, before the company will receive any significant revenues from commercial sales of such products. There is no assurance that the company will be able to enter into any corporate collaborations or that the company will ever achieve profitability.

The Company has had No Revenues and Anticipates Losses for the
Foreseeable Future.

The company has had no sales revenue to date. Although the company has been involved with e-commerce since 1999, it has been engaged only in research and development. The company has incurred significant operating losses, including a net loss of $568,750 in fiscal 1999. At June 30, 2000, the company had an accumulated deficit of $2,985,599. Notwithstanding the company's objective to accelerate the period in which a return on investment would typically be recognized with traditional technology companies, for some projects it may be a number of years, if ever, before the company will receive any significant revenues from commercial sales of products. The future growth and profitability of the company will be principally dependent upon its ability to successfully complete development of, obtain regulatory approvals for, and market or license its proposed products. Accordingly, the company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry, characterized by new product introductions. The company anticipates that it will incur substantial operating expenses in connection with the research, development, testing and approval of its proposed products and expects these expenses to result in continuing and significant losses until such time as the company is able to achieve adequate revenue levels. There can be no assurance that the company will be able to significantly increase revenues or achieve profitable operations. Failure to obtain additional capital, if needed, would have a material adverse effect on the company's operations.

The Company Will Need Additional Financing to Implement its Business Plan and Such Financing May Be Unavailable or Too Costly. The company has sufficient funds to undertake its currently planned research and development activities through fiscal 2000. However, the company will require substantial funds in order to conduct its future activities. The company intends to seek these funds through equity financing, collaborative arrangements with corporate sponsors, or from other sources. The company may also require additional funds in order to acquire technology or products that complement the company's efforts. Financing may not be available or on terms acceptable to the company. Additional equity financings could result in significant dilution to existing shareholders. If sufficient capital is not available, or available at prohibitive cost, the company may be required to delay, reduce the scope of, eliminate or divest one or more of its discovery, research or development programs, any of which could have a material adverse effect on the company's business, financial condition and results of operations.

On June 15, 2000, the company entered into an agreement with Ladenburg Thalmann & Co., Inc. for the purpose of this firm to act as the company's exclusive placement agent (later revised to non-exclusive) and financial advisor in connection with a best efforts raising of up to $3,500,000. Under the terms of this agreement, the company agrees to pay Ladenburg a cash fee of 6% of the funds raised and to issued to this firm a warrant to purchase common stock equal to 6% of the funds so raised. To date no funds have been secured for the company under this agreement. There is no guarantee that funds will be available under this agreement in the future for use by the company.

                           USE OF PROCEEDS

The amount of proceeds from this offering will depend on the offering price per share and the number of shares sold for cash. The initial offering price of the shares has been set at $0.50 per share. The proceeds of the cash offering ($12,500,000), less the expenses of the offering, will be used to provide working capital for the company.

The following table sets forth the use of proceeds from this offering (with three scenarios assuming 25%, 50%, and 100% subscriptions of the shares for cash):

Use of Proceeds     Subscriptions     Subscriptions    Subscriptions
      (1)             of 25% of         of 50% of         of 100% of
                        Total             Total              Total

Transfer Agent
Fee of $1,000           0.03%              0.015%           0.0075%
Printing Costs of
$1,000                  0.03%              0.015%           0.0075%
Legal Fees
of $25,000              0.80%              0.40%            0.20%
Accounting fees of
$5,000                  0.05%              0.025%           0.0125%
Filing Fees
of $13,546              0.43%              0.22%            0.11%
Working Capital         98.66%             99.655%         99.6625%
                       ($3,082,954)     ($6,207,954)      ($12,457,954)
Total                   $3,125,000       $6,250,000        $12,500,000

(1) These are estimates, and the actual number could be higher or lower that these numbers.

Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the board of directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

                       SELLING SHAREHOLDERS

Selling shareholders will be offering a total of 3,441,939 shares of common stock of the company, as follows (in the chronological order of their original issuance as restricted shares) (currently, the only affiliate of the company among the selling shareholders is Da-Jung Resources Corp, by virtue of the size of its holdings of company common stock; there is no affiliation between any of the selling shareholders, and the company and its officers and directors):

Da-Jung Resources Corp.

On October 7, 1997, the company entered into an agreement with Da-Jung Resource Corp. to acquire 100% of this firm's interest in an agreement on establishment of a Sino foreign equity joint venture with the China-Canada Liumao Graphite Products Co., Ltd.. Consideration for this acquisition was 6,000,000 restricted shares of the company's common stock, plus $200,000 of which $70,000 has been paid and $130,000 was settled by the issuance of 325,000 restricted shares of common stock (in 1999).

Da-Jung Resource Corp. currently owns a total of 4,842,900 shares of common stock of the company, obtained as set forth above. This firm is hereby offering a total of 1,000,000 shares of its stock under this prospectus (the sale of all these shares would leave this firm owning a total of 3,842,900 shares of common stock of the company; a percentage ownership of 17.44% of the issued and outstanding common stock of the company of 22,238,283 as of October 30, 2000).

Settlement Conversions.

During the fiscal year ended December 31, 1999, the company settled debts of $86,268 to Hound Pound Equities by the issuance of 215,665 restricted shares at $0.40 per share. The company also settled its agreement payable of $130,000 to Da-Jung Resources Corp., a major shareholder in the company (Da-Jung, prior to the debt settlement, sold the debt to Clyde Resources Ltd.), and various of its trade payables of $204,122, by the issuance of 325,000 and 510,303, respectively, restricted shares at $0.40 per share. Subsequent to December 31, 1999, the company settled $9,190 of accounts payable by the issuance of 22,975 restricted shares of common stock at a price of $0.40 per share.

An aggregate of 1,073,950 shares of common stock converted from these settlements are being offered under this prospectus for the account of the following selling shareholders:


Name of            Amount          Amount Offered    Amount        Percentage
Selling            Beneficially    for Selling       Beneficially  Ownership
Shareholders       Owned Prior     Shareholder's     Owned After   After
                   to Offering     Account           Offering(1)   Offering(1)

Douglas Symes &      17,630           17,630          0              0.00%
Brissenden

Rescan
Engineering Ltd.    169,000          169,000          0              0.00%

Shawn F. Hackman,
Esq. (former counsel)75,444           75,444          0              0.00%

Nottinghill
Resources           125,000           125,000          0             0.00%

Hound Pound
Equities Ltd.       215,665           215,665          0             0.00%

F.R. Ventures
Corp.                12,660            12,660          0             0.00%

Yi-Hong Zhan         12,452            12,452          0             0.00%

Robert Hoegler
(former director)    20,000             8,137       11,863           0.05%

Nu-Media Systems
International        35,667            35,667          0             0.00%

Lakefield
Research Ltd.        51,795            51,795          0             0.00%

The Letter Shop
(1990) Ltd.           2,518             2,518          0             0.00%

Clyde Resources
Ltd.                325,000           325,000          0             0.00%

Ed Dorffi             6,927             6,927          0             0.00%

The LOM Group        16,050            16,050          0             0.00%

Total             1,085,808         1,073,943     11,863             0.05%

(1) Based on the issued and outstanding shares of common stock of 22,038,283 as of October 30, 2000.

Questech Corporation.

Questech Corporation currently owns a total of 520,000 shares of common stock of the company. These shares were acquired from Da-Jung Resources Corp. in a private transaction in January 2000. This firm is hereby offering all 520,000 shares of its stock under this prospectus (the sale of all these shares would leave this firm owning a no shares of common stock of the company; a percentage ownership of 0.00% of the issued and outstanding common stock of the company of 22,238,283 as of October 30, 2000).

Units Offering.

On May 11, 2000, the company completed a private placement of 847,989 special warrants to ten investors for total consideration of $1,059,986. Each special warrant is convertible for no additional consideration at any time after closing of the transactions on April 27, 2000 into one common share and one-half share purchase warrant, exercisable at a price of $5.00 per whole share purchase warrant. An aggregate of 847,989 shares of common stock to be converted from these special warrants are being offered under this prospectus for the account of the following selling shareholders:


Name of            Amount          Amount Offered    Amount        Percentage
Selling            Beneficially    for Selling       Beneficially  Ownership
Shareholders       Owned Prior     Shareholder's     Owned After   After
                   to Offering     Account           Offering      Offering(1)

National Bank
Financial ITF
Austin Consultancy
Services Ltd.      174,000          116,000          58,000        0.26%

National Bank
Financial ITF
Benevest S.A.       37,500           25,000          12,500        0.06%

National Bank
Financial ITF
Wajde Darwish      124,500           83,000          41,500        0.19%

Gordon G. Hoover    81,000           54,000          27,000        0.12%

National Bank
Financial ITF
Joryjil Industries
Ltd.               121,980           81,320          40,660        0.18%

BMO Nesbitt Burns
Inc. ITF Trevor
Leslie             216,825          144,550          72,275        0.33%

Prudential
Securities Inc.
ITF Societe
Financiere Mirelis
S.A.               119,998           79,999          39,999        0.18%

HSBC Securities
(Canada) Inc. ITF
T.R.L. Investments
Limited            124,200           82,800          41,400        0.19%

National Bank
Financial ITF
Toyotatown
Limited            150,000          100,000          50,000        0.23%

John Ryan          121,980           81,320          40,660        0.18%

Total            1,271,983 (2)      847,989         423,994        1.92%

(1) Based on the issued and outstanding share of common stock of 22,038,283 as of October 30, 2000.

(2) Included within this total is 423,994 shares underlying purchase warrants which are presently exercisable until 4:30 p.m. (Toronto time) on the date which is the earlier of:
the fifth business day following the date on which the last of the final receipts of the filing of the prospectuses in Canada is issued and this Form SB-2 registration statement is declared effective by the Securities and Exchange Commission.
April 26, 2002.

The Plan of Distribution section of this prospectus contains a detailed discussion of this special warrants offering.

                           PLAN OF DISTRIBUTION

The company does not presently intend to use any underwriters, dealers, or finders in connection with the sales of shares under this offering.

Units Offering.

The company entered into an agency agreement effective April
10, 2000 with Groome Capital.com Inc. whereby the company and Groome engaged in a best efforts offering of up to 20,000,000 special warrants at a price of $1.25 per special warrant. The price of the special warrants was negotiated between the company and Groome Capital with reference to the market price of the common shares of the company, dilution, and the capital needs of the company. Each special warrant is convertible for no additional consideration into one common share and one-half share purchase warrant, exercisable at a price of $5.00 per whole share purchase warrant.

On May 11, 2000, the company completed a private placement of 847,989 special warrants pursuant to exemptions from prospectus requirements of applicable securities laws in Canada, resulting in gross proceeds to the company of $1,059,986 from a total of ten investors, none of which is affiliated with the company (a similar offering was undertaken in the United States, but no sales resulted from this offering), as follows:

Name of Special Warrant Holder                   No. of Warrants
                                                 Special Warrants
                                                     Purchased

National Bank Financial ITF
Austin Consultancy Services Ltd.                      116,000

National Bank Financial ITF
Benevest S.A.                                          25,000

National Bank Financial ITF
Wajde Darwish                                          83,000

Gordon G. Hoover                                       54,000

National Bank Financial ITF
Joryjil Industries Ltd.                                81,320

BMO Nesbitt Burns Inc. ITF
Trevor Leslie                                         144,550

Prudential Securities Inc. ITF
Societe Financiere Mirelis S.A.                        79,999

HSBC Securities (Canada) Inc.
ITF T.R.L. Investments Limited                         82,800

National Bank Financial ITF
Toyotatown Limited                                    100,000

John Ryan                                              81,320

Total                                                 847,989

Groome received an agent's fee equal to 8% of the total amount raised (reduced to 4% for investors on a president's list), resulting in total fees paid of $84,798.88. In addition, Groome has been granted non-assignable agent's special warrants equaling 10% of the number of special warrants sold, resulting in the issuance of 84,798 non-transferable agent's special warrants to Groome Capital. These warrants entitle the holder to acquire, without additional consideration, one non-transferable agent's compensation option. Each agent's compensation option will entitle Groome Capital to purchase, at a price of U.S. $1.25, one unit consisting of one agent's option share and one-half of one agent's purchase warrant. Each agent's purchase warrant will entitle Groome Capital to purchase one agent's warrant share at a price of U.S. $5.00 each.

The warrants are exercisable at any time after closing until 4:30 p.m. (Toronto time) on the date which is the earlier of:

the fifth business day following the date on which the last of the final receipts of the filing of the prospectuses in Canada is issued and this Form SB-2 registration statement is declared effective by the Securities and Exchange Commission.

April 26, 2002.

Any special warrants, agent's special warrants, agent's compensation options, or agent's purchase warrants not previously exercised will be automatically deemed to have been exercised by the holder at this time without any further action on the part of the holder.

If, for any reason, a Form SB-2 to register the shares underlying the warrants and options is not declared effective by September 25, 2000, the holders of the special warrants and agent's warrants will be entitled to receive, for no additional consideration, a unit consisting of 1.1 common shares (rather than one common share) and
0.55 purchase warrants (rather than 0.50 purchase warrants) upon exercise of each special warrant held. This Form SB-2 has not yet been declared effective, so this penalty provision will apply.

(a)  Special Warrants

All of the special warrants are identical in all respects. The special warrants were issued under and are subject to the terms of a special warrant agreement, dated April 27, 2000, between the company and Pacific Corporate Trust Company, and include the following terms and conditions:

no fractional common shares will be issued; holders of special warrants may be entitled to cash payment in respect of fractional entitlements the special warrants, including the number of common shares issuable upon exercise or deemed exercise thereof, may be subject to adjustment upon the occurrence of certain stated events, including the subdivision or consolidation of common shares, certain distributions of common shares, or securities convertible into or exchangeable for common shares, or of other securities or assets of the company, certain offerings of rights, warrants or options and certain capital reorganizations the holding of special warrants will not give the holder rights as a shareholder of the company special warrants may be exercised by the holder at any time to and until the Expiry Time, and special warrants not exercised by the Expiry Time shall, immediately prior to the Expiry Time, be deemed to have been exercised without any further action on the part of the holder

(b)  Purchase Warrants

All of the purchase warrants are identical in all respects. The purchase warrants were issued under and are subject to the terms of a purchase warrant agreement, dated April 27, 2000, between the company and Pacific Corporate Trust Company, and include:
the purchase warrant agreement provides for the adjustment to exercise price of the Purchase warrants in certain circumstances, such as a common share reorganization including where the company subdivides its outstanding common shares into a greater number or common shares or where the company conducts a rights offering, and further provides for an adjustment in the number of common shares which the holder is entitled to receive upon the exercise of purchase warrants in certain circumstances, such as where there is an amalgamation of the company with or into any other corporation no fractional shares will be issued upon the exercise of the purchase warrants.

(c)  Agent's Warrants and Agent's Special Warrants.

The agent's special warrants, agent's compensation options, and agent's purchase warrants contain provisions that, in the event of:

the subdivision or consolidation of common shares

any issue or distribution by the company of any securities to its shareholders, including rights, options, or warrants or securities convertible or exchangeable into common shares of the company or property or assets, or any reclassification or capital reorganization (other than as a result of a subdivision or consolidation) or any consolidation or merger of the company, or any sale or conveyance to another corporation of the property and assets of the company as an entirety or substantially as an entirety the number of common shares issuable upon exercise of the warrants or options will be adjusted, if necessary, so that the holders will be in the same position, to the extent reasonably possible, as they would have been in had the warrants or options been exercised prior to the occurrence of each such event.

To the extent that the holder of a warrant or option would otherwise be entitled to purchase a fraction of a common share, such right may be exercised only in combination with other rights which in the aggregate entitle the holder to purchase a whole number of common shares; holders of such warrants or options will be entitled to cash payment in respect of fractional entitlements no adjustments as to dividends will be made upon any exercise of the warrants or options.

holders of the warrants or options do not have any voting or pre-emptive rights or any other rights as shareholders of the company.

(d)  Escrowed Proceeds

Pursuant to an agreement dated April 27, 2000, 15% of the gross proceeds of the private placement ($158,997.90) were placed into escrow pursuant to an escrow agreement between the company, the Agent and Pacific Corporate Trust Company (as escrow agent) on the closing of the private placement. The proceeds will be released to the company on the earlier of the Expiry Time.

Loan Conversions.

During fiscal year ended December 31, 1999, the company received loans totaling $60,000. For the quarter ended March 31, 2000, the company received additional loans of $1,224,161.86, for total loans of $1,284,161.86. These loans bear interest at an annual rate of 8% and were due and payable on March 15, 2000. The company did not repay these loans and as a result has offered the lenders the right to convert the principal into units of the company at a price of $0.57 per unit. Each unit is comprised of one restricted common share of the company and one-half share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share at a price of $5.00 per share for a period of two years. A total of $110,000 of the loans, plus accrued interest, has been repaid.

An aggregate of 2,059,933 shares of common stock underlies the units and an aggregate of 1,029,966 shares of common stock underlies the purchase warrants, as follows:

Loan Holders            Principal      Number of    Number of    Number of
                        Amount of      Units Upon   Shares       Shares
                        Loan           Conversion   Underlying   Underlying
                                       Of           Units        Purchase
                                       Principal                 Warrants

J.M. Collingshaw        $   26,000        45,614       45,614      22,807

T.R.L. Investments
Limited                 $   50,000        87,719       87,719      43,859

Gordon McLean           $   20,000        35,088       35,088      17,544

Theresa Patterson       $   10,000        17,544       17,544       8,772

Marilyn Scott           $   10,000        17,544       17,544       8,772

Questech
Corporation             $   63,000       110,526      110,526      55,263

The Loyalist
Insurance Group Ltd.    $   10,000        17,544       17,544       8,772

Leanne Arnold           $   10,000        17,544       17,544       8,772

John Barthel            $    5,000          8,772       8,772       4,386

Aaron Fleischer         $   11,500         20,175      20,175      10,087

Laura Harding           $    1,368.80       2,401       2,401       1,200

John Wright             $    3,410.40       5,983       5,983       2,991

Ray Orser               $    3,410.40       5,983       5,983       2,991

James Pollard           $   10,000         17,544      17,544       8,772

Lillian Rottar          $    5,000          8,772       8,772       4,386

James Topliss           $   10,000         17,544      17,544       8,772


Peter Travis            $    5,000          8,772       8,772       4,386

Peter Wong & Karen
Chiang                  $    5,000          8,772       8,772       4,386

Kenneth Wright          $    3,410.40       5,983       5,983       2,991

Phantom Management      $   25,000         43,860      43,860      21,930

Brad Baker              $   10,000         17,544      17,544       8,772

Barbara Dunnington      $   10,000         17,544      17,544       8,772

Matthew Johnstone       $   12,457.39      21,855      21,855      10,927

Ron Pearson             $   31,000         54,386      54,386      27,193

Gary Shuchat            $    5,104.47       8,955       8,955       4,477

Steve Copp              $   10,000         17,544      17,544       8,772

Mark Donahue            $   10,000         17,544      17,544       8,772

Allan Drewlo            $   10,000         17,544      17,544       8,772

Murray Harvey           $   10,000         17,544      17,544       8,772

Doug Lamon              $   62,000        108,772     108,772      54,386

Roy Mayers              $   25,000         43,860      43,860      21,930

Michael Mollison        $   13,500         23,684      23,684      11,842

Steve Rice              $   25,000         43,860      43,860      21,930

W. Bryan Tamblyn        $   10,000         17,544      17,544       8,772

Trent Abraham           $   10,000         17,544      17,544       8,772

Linda Breese            $   17,000         29,825      29,825      14,912

John Crockett           $   20,000         35,088      35,088      17,544

Rosalie Harris          $   10,000         17,544      17,544       8,772

Kahntact
Incorporated            $   40,000         70,175      70,175      35,087

Ladan Javid             $   10,000         17,544      17,544       8,772

Patrick Logue           $   10,000         17,544      17,544       8,772

Amax Holdings Ltd.      $   10,000         17,544      17,544       8,772

Martha Sharp            $   10,000         17,544      17,544       8,772

Scott Washington        $    1,500          2,632       2,632       1,316

Marilyn Williams        $   31,000         54,386      54,386      27,193

Gino Di Leonardo        $   10,000         17,544      17,544       8,772

Dr. Paul Kordish        $  100,000        175,439     175,439      87,719

Norma MacLean           $    5,000          8,772       8,772       4,386

Sharon L. Younger
Living Trust            $   10,000        17,544       17,544       8,772

Ernest Raymond          $   75,000       131,579      131,579      65,789

Robert Kerr             $   10,000        17,544       17,544       8,772

Nicole Methe            $    2,500         4,386        4,386       2,193

Judy Rottar             $   26,000        45,614       45,614      22,807

Kensington
International
Enterprises Inc.        $  150,000       263,158      263,158     131,579

David Phillips          $    5,000         8,772        8,772       4,386

Ivan Vinnick            $    5,000         8,772        8,772       4,386

Dino Constabile         $   10,000        17,544       17,544       8,772

Ralph MacColl           $   10,000        17,544       17,544       8,772

Gordon Rottar           $   50,000        87,719       87,719      43,859

John Barthel            $    5,000         8,772        8,772       4,386

Totals                  $1,174,161.86  2,059,933    2,059,933   1,029,966

Registration under this Offering.

47,083,029 shares of common stock of the company will be sold on a delayed basis under a shelf registration under Rule 415 (shares outstanding prior to this offering: 22,038,283) (shares to be outstanding after this offering, assuming a full subscription:
69,121,312), as follows:

Selling shareholders: 3,441,939.

Shares to be issued upon the exercise of purchase warrants to be issued upon the exercise of special warrants: 423,994.

Shares to be issued upon the exercise of agent's compensation options to be issued upon the exercise of agent's special warrants:
84,798.

Shares to be issued upon the exercise of agent's purchase warrant to be issued upon the exercise of agent's compensation options:
42,399.

Shares to be issued under units to be issued upon loan conversions:
2,059,933.

Shares to be issued upon the exercise of purchase warrants under units to be issued upon loan conversions: 1,029,966.

Shares to be sold for cash ($0.50 per share): 25,000,000.

Shares for possible future acquisitions by the company of other companies and/or assets: 12,000,000.

Shares to be issued for consulting services: 3,000,000.

There can be no assurance that all of these shares will be issued or that any of them will be sold for cash. The gross proceeds to the company will depend on the amount actually sold for cash and the sales price per share. No commissions or other fees will be paid, directly or indirectly, by the company, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. These securities are offered by the company subject to prior issue and to approval of certain legal matters by counsel.

Selling Shareholders.

(a)  Manner of Sales; Broker-Dealer Compensation.

The selling shareholders, or any successors in interest to the selling shareholders, may sell their shares of common stock in one or more of the following methods:

ordinary brokers' transactions;

transactions involving cross or block trades or otherwise on the Bulletin Board;

purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts pursuant to this prospectus;

"at the market" to or through market makers or into an existing market for the company's common stock;

in other ways not involving market makers or established trading markets, including direct sales to purchases or sales effected through agents;

through transactions in options, swaps or other derivatives
(whether exchange-listed or otherwise);

in privately negotiated transactions;

to cover short sales; or

any combination of the foregoing.

The selling shareholders also may sell their shares in reliance upon Rule 144 under the Securities Act at such times as they are eligible to do so. The company has been advised by the selling shareholders that they have not made any arrangements for the distribution of the shares of common stock. Brokers, dealers or underwriters who effect sales for the selling shareholders may arrange for other brokers, dealers or underwriters to participate. Brokers, dealers or underwriters engaged by the selling shareholders will receive commissions or discounts from them in amounts to be negotiated prior to the sale. These brokers, dealers or underwriters may act as agent or as principals.

From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock being offered for sale, and the pledgees, secured parties or persons to whom these securities have been pledged shall, upon foreclosure in the event of default, be considered a selling shareholder hereunder. In addition, a selling shareholders may, from time to time, sell short their common stock. In these instances, this prospectus may be delivered in connection with these short sales and the shares of the common stock may be used to cover these short sales.

From time to time one or more of the selling shareholders may transfer, pledge, donate or assign shares of their common stock to lenders or others and each of these persons will be considered a selling shareholder for purposes of this prospectus. The number of shares of the company's common stock beneficially owned by those selling shareholders who so transfer, pledge, donate or assign shares of their common stock will decrease as and when they take these actions. The plan of distribution for the company's common stock by the selling shareholders set forth herein will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be considered selling shareholders hereunder.

Subject to the limitations discussed above, a selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the company's common stock in the course of hedging the positions they assume with this selling shareholders, including in connection with distributions of the common stock by these broker-dealers. A selling shareholder may also enter into option or other transactions with broker-dealers that involve the delivery of the company's common stock to the broker-dealers, who may then resell or otherwise transfer these shares. A selling shareholder also may loan or pledge the company's common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon a default may sell or otherwise transfer the pledged common stock.

(b)  Filing of a Post-Effective Amendment In Certain Instances.

If any selling shareholders notifies the company that he, she, or it has entered into a material arrangement (other than a customary brokerage account agreement) with a broker or dealer for the sale of shares of common stock under this prospectus through a block trade, purchase by a broker or dealer or similar transaction, the company will file a post- effective amendment to the registration statement for this offering. The post-effective amendment will disclose:

The name of each broker-dealer involved in the transaction.

The number of shares of common stock involved.

The price at which those shares of common stock were sold.

The commissions paid or discounts or concessions allowed to the broker-dealer(s).

If applicable, that these broker-dealer(s) did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus, as supplemented.

Any other facts material to the transaction.

(c)  Certain Persons May Be Deemed to Be Underwriters.

The selling shareholders and any broker-dealers who execute sales for them may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 because of the number of shares of common stock to be sold or resold by these persons or entities or the manner of sale of these shares, or both. If a selling shareholder or any broker-dealer or other holders were determined to be underwriters, any discounts, concessions or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of common stock might be deemed to be underwriting discounts and commissions under the Securities Act.

(d)  Regulation M.

The company has informed the selling shareholders that Regulation
M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale the company's common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of the company's common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the common stock or any right to purchase this stock, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing the company's common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling shareholders will be reoffering and reselling the company's common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to this stock.

Opportunity to Make Inquiries.

The company will make available to each offeree, prior to any sale of the shares, the opportunity to ask questions and receive answers from the company concerning any aspect of the investment and to obtain any additional information contained in this prospectus, to the extent that the company possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

Each person desiring to be issued shares, either as a conversion of a debenture, or an exercise of a warrant, must complete, execute,
acknowledge, and deliver to the company certain documents.   By
executing these documents, the subscriber is agreeing that such subscriber will be, a shareholder in the company and will be otherwise bound by the articles of incorporation and the bylaws of the company in the form attached to this prospectus.

                         LEGAL PROCEEDINGS

The company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the company has been threatened.

   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,AND CONTROL PERSONS

The names, ages, and respective positions of the directors and executive officers of the company are set forth below; there are no other promoters or control persons of the company. The Directors named below will serve until the next annual meeting of the company's stockholders or until their successors are duly elected and have qualified. Directors are elected for a one-year term at the annual stockholders' meeting. Officers will hold their positions at the will of the board of directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the company's affairs. The directors and executive officers of the company are not a party to any material pending legal proceedings and, to the best of their knowledge, no such action by or against them has been threatened.

Officer and Directors.

(a)  David M. Groves, President/Chief Executive Officer/Director.

Mr. Groves, age 50, brings over 20 years of senior management experience (CEO & COO positions) with particular expertise in emerging technologies and markets including e-commerce, internet marketing, wireless communications, electronic billing systems and a variety of internet business models. He was the President and CEO of Image Data International Corporation from 1991-1997 and went on to serve as Senior Vice President at Omega Digital Data Inc. until June 1998 and started E-Bill Direct, Inc. shortly thereafter. Along with his strong technical and administrative background, Mr. Groves brings considerable experience in the financial areas of acquisitions, divestitures, public offerings and private placements and he will be counted on to contribute in a leadership capacity in all these areas. He currently serves as CEO of Urbana Enterprises Corp.

(b)  Robert S. Tyson, Vice President/Secretary/Director.

Mr. Tyson, age 40, is an experienced administrator of 12 years specializing in the development of emerging public companies having held senior management positions or management consulting positions with emerging companies in the manufacturing and high-tech sectors. From 1991 to 1996 Mr. Tyson was president of Watson Bell Communications, Inc. and its predecessor company, Silent Communications Inc. Watson Bell was a public company trading on the Vancouver Stock Exchange that developed a hand-held telecommunications device. Mr. Tyson has spent the past 4 years as a consultant with MCA Equities Ltd., a Vancouver based business consulting firm and has served as an officer and director of the issuer since 1997. Mr. Tyson is responsible for the corporate affairs of the company, including all issues to do with corporate governance and assisting with finance, administrative, contract and corporate communications issues.

(c)  Greg Alexanian, Vice President/Chief Operating Officer/Director.

Mr. Alexanian, age 34, has developed a strong operations background from his 15 years experience performing a similar role as a major shareholder in a chain of 16 home carpet and accessories retailers, Alexanian Carpet. As COO of Urbana Enterprises Corp., he will be responsible for vendor and distributor relations and ensure that the company delivers product to its customers in a reliable and timely manner.

(d)  Rick Whittaker, Vice President, Business Development/Director.

Mr. Whittaker, age 41, has extensive experience in the area of wireless monitoring and collection of public utility consumption data for billing purposes. From 1992-1998, he was the Vice President of Sales and a co-founder of Nexsys Commtech International Inc. where he was the project manager responsible for the successful development of a $3 million wireless meter reading project and its pilot testing with 3 Canadian and 1 American utility. He was also the president and co-founder of Enersphere in 1998. Mr. Whittaker is directly responsible for the development and expansion of the company's LocalNet project.

Key Employees.

(a)  Henry Tyler, Vice President, Electronic Bill Presentment.

Mr. Tyler, age 54, has more than 20 years experience with leading Canadian companies having mastered skills in analysis, design, development, tactical & strategic planning, project management, administration and sales. Mr. Tyler sold and managed the development and delivery of multi-million dollar E-commerce business solutions to companies such as American Express, IBM and four of Canada's five chartered banks. From 1996-1998, he was Vice President, Sales for Omega Digital Data, Inc. where he was responsible for the sale and delivery of the first hand-held wireless LAN terminal solutions to the Bank of Nova Scotia. He became a partner and Vice President of E-Bill Direct, Inc. in 1999. Mr. Tyler will be responsible to oversee and review all technical and product development issues as well as sales of the company's Electronic Bill Presentment products and solutions.

(b)  John Cullen, Chief Technology Officer.

Mr. Cullen, age 39, has been developing and managing R&D and technical sales programs for the past 11 years. These projects include developing communications and information technology solutions for the utilities markets. Mr. Cullen has held executive management positions with various successful start-ups including Telular Canada Inc. and Control Advancements Inc. from 1989 to 1998. He then became a partner in Enersphere in 1998. Mr. Cullen is responsible for the research, product design and quality control of new product offerings as well as providing technical sales support.

The company does not have standing audit, nominating or compensation committees of the board of directors, or committees performing similar functions. During the last fiscal year, the board of directors met on two occasions.

                   SECURITY OWNERSHIP OF CERTAIN
                 BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of the company's common stock as of September 30, 2000 (22,038,283 issued and outstanding) by (i) all stockholders known to the company to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all directors and executive officers of the company, and as a group (each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them):

Title of      Name and Address of               Amount of      Percent
Class         Beneficial Owner                  Beneficial        of
                                                Ownership(1)     class

Common        Da-Jung Resources Corp.           4,842,900        21.97%
Stock         P.O. Box 71
              Road Town,
              British Virgin Islands

Common        David Groves                      1,817,500 (2)    8.25%
Stock         22 Haddington Street
              Cambridge, Ontario, N1R 1B9

Common        Richard Whittaker                 1,575,000 (2)    7.15%
Stock         22 Haddington Street
              Cambridge, Ontario, N1R 1B9

Common        John Cullen                       1,125,000 (2)    5.10%
Stock         98 Willow Street
              Waterloo, Ontario  N2J 1W2

Common        Doris Cullen                      1,125,000(2) (3) 5.10%
Stock         98 Willow Street
              Waterloo, Ontario  N2J 1W2

Common        Jason Cassis                      1,102,500 (2)    5.00%
Stock         253 King Street North
              Waterloo, Ontario N2L 2Y8

Common        Greg Alexanian                    1,102,500 (2)    5.00%
Stock         22 Haddington Street
              Cambridge, Ontario, N1R 1B9

Common        Henry Tyler                        725,000 (2)     3.29%
Stock         22 Haddington Street
              Cambridge, Ontario, N1R 1B9

Common        Robert S. Tyson                          0         0.00%
Stock         750 West Pender Street
              Suite 804
              Vancouver, British Columbia
              V6C 2T8

Common        Shares of all directors and     7,470,000 (2)    38.90%
Stock         executive officers as a
              group (6 persons)

(1) Other than as set forth in footnote (2), none of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(2) These share holding consist solely of shares of the one wholly owned subsidiary of the company, U.R.B.A. Holdings Inc., a private British Columbia corporation, which are exchangeable into shares of the company. U.R.B.A. Holdings Inc. in turn owns all of the issued and outstanding shares of Urbana Enterprises Corp., a private Ontario corporation. Urbana Enterprises Corp. resulted from the merger of three subsidiaries of U.R.B.A. Holdings Inc., Urbana.ca Enterprises Corp. (a British Columbia private corporation), Enersphere.com Inc. (an Ontario private corporation) and E-Bill Direct, Inc. (an Ontario private corporation) on March 10, 2000. Urbana Enterprises Corp. is the operating subsidiary of the company.

(3)  Doris Cullen is the wife of John Cullen.

                     DESCRIPTION OF SECURITIES

Securities.

(a)  Common Stock.

The securities being offered are shares of common stock. The authorized capital of the company consists of 80,000,000 shares of common stock, $0.001 par value per share. The holders of common stock shall:

have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

The shares of common stock do not have any of the following rights:

special voting rights

preference as to dividends or interest

preemptive rights to purchase in new issues of Shares

preference upon liquidation, or

any other special rights or preferences.

In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. As of September 30, 2000, the company had 22,038,283 shares of common stock issued and outstanding.

(b)  Preferred Stock.

The authorized capital stock of the company also consists of 10,000,000 preferred shares, $0.001 par value per share.
Currently,  There are no preferred shares issued and outstanding.

(c)  Loan Conversions.

At September 30, 2000 loans of $1,174,162 plus accrued interest of $51,213 were outstanding. These loans bear interest at an annual rate of 8% and were due and payable on March 15, 2000. Subsequent to March 15, 2000 $110,000 of principal has been repaid. The company has provided an option to the lenders for the remainder of the unpaid loans to convert the principal amount of the loans into units of the company at a price of $0.57 per unit. Each unit is comprised of one common share of the company and one-half share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional common share of the company at a price of $5.00 per share. This offer is to be made by way of a prospectus which has been filed with the applicable Canadian and United States regulatory authorities.

(d)  Units Offering.

The company entered into an agency agreement effective April
10, 2000 with Groome Capital.com Inc. whereby the company and Groome engaged in a best efforts offering of up to 20,000,000 special warrants at a price of $1.25 per special warrant. Each special warrant is convertible into one common share and one-half share purchase warrant exercisable for a period of two years at a price of $5.00 per whole share purchase warrant. Groome received an Agent's Fee equal to 8% of the total amount raised (reduced to 4% for investors on a president's list). In addition, Groome has been granted non-assignable warrants to acquire, without payment of additional consideration, 1 year Compensation Options providing the right to purchase, at $1.25 per unit, a number of units equal to 10% of the number of Special Warrants sold under this offering. This offering, which has been closed as of May 11, 2000, resulted in total subscriptions for 847,989 units with total proceeds of $1,059,986 from a total of nine investors in Canada. A similar offering was undertaken in the United States, but no sales resulted from this offering.

(e)  Exchangeable Shares.

(1)  Urbana.ca Enterprises Corp.

By agreement dated January 4, 2000, the company's wholly-owned subsidiary U.R.B.A. Holdings Inc. acquired 100% of the outstanding shares of Urbana.ca Enterprises Corp., a company engaged in distribution of Linux based set top boxes which are used as an alternative method of delivering internet content. Urbana.ca Enterprises Corp. was incorporated November 18, 1998 in the province of British Columbia.

In consideration for the acquisition, U.R.B.A. Holdings Inc. issued 3,000,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the company on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. A holder of an exchangeable share may, at any time, require U.R.B.A. Holdings Inc. to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the company. U.R.B.A. Holdings Inc. may satisfy the resulting obligation in cash or in company shares at its option.

Pursuant to the terms of the agreement, the company issued
3,000,000 common shares in trust to be held under the terms of a trust agreement executed January 4, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

(2)  E-Bill Direct, Inc.

By agreement dated January 10, 2000, the company's wholly-owned subsidiary U.R.B.A. Holdings Inc., acquired 100% of the outstanding shares of E-Bill Direct, Inc., a company engaged in designing, developing and providing electronic presentment and payment services to the business community. E-Bill Direct, Inc. was incorporated May 27, 1999 in the province of Ontario.

In consideration for the acquisition, U.R.B.A. Holdings Inc. issued 2,950,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the company on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. A holder of an exchangeable share may, at any time, require U.R.B.A. Holdings Inc. to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the company. U.R.B.A. Holdings Inc. may satisfy the resulting obligation in cash or in company shares at its option.

Pursuant to the terms of the agreement, the company issued
2,950,000 common shares in trust to be held under the terms of a trust agreement executed January 10, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

(3)  Enersphere.com, Inc.

By agreement dated January 9, 2000, the company's wholly-owned subsidiary U.R.B.A. Holdings Inc., acquired 100% of the outstanding shares of Enersphere.com, Inc., a content company that utilizes set top boxes as their medium to deliver internet and intranet-based services to customers. Enersphere.com, Inc. was incorporated September 28, 1999 in the province of Ontario.

In consideration for the acquisition, U.R.B.A. Holdings Inc.
paid $84,828 and issued 4,500,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the company on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. A holder of an exchangeable share may, at any time, require U.R.B.A. Holdings Inc. to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the company. U.R.B.A. Holdings Inc. may satisfy the resulting obligation in cash or in company shares at its option.

Pursuant to the terms of the agreement, the company issued
4,500,000 common shares in trust to be held under the terms of a trust agreement executed January 9, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

Non-Cumulative Voting.

The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

Dividends.

The company does not currently intend to pay cash dividends. The company's proposed dividend policy is to make distributions of its revenues to its stockholders when the company's board of directors deems such distributions appropriate. Because the company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the company.
A distribution of revenues will be made only when, in the judgment of the company's board of directors, it is in the best interest of the company's stockholders to do so. The board of directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.
Possible Anti-Takeover Effects of Authorized but Unissued Stock.

Upon the completion of this offering, assuming the maximum
offering of 47,083,029 shares   is sold, the company's authorized
but unissued common capital stock will consist of 10,878,688 shares of common stock (based on the issued and outstanding shares of 22,038,283 as of September 30, 2000). One effect of the existence of authorized but unissued capital stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the company's management. If, in the due exercise of its fiduciary obligations, for example, the board of directors were to determine that a takeover proposal was not in the company's best interests, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent.

The company has engaged the services of Pacific Corporate Trust
Co., 625 Howe Street, Suite 830, Vancouver, British Columbia V6C
3B8, to act as transfer agent and registrar.

               INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company.

              DISCLOSURE OF COMMISSION POSITION ON
          INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Limitation of Liability.

No director of the company will have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director:

for any breach of the director's duty of loyalty to the Corporation or its stockholders for acts of omissions not in good faith or, which involve intentional misconduct or a knowing violation of law under applicable Sections of the Nevada Revised Statutes

the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes, or

for any transaction from which the director derived an improper personal benefit.

Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Indemnification.

The bylaws of the company provide the following with respect to indemnification:

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the
director or officer to repay the amount if it is     ultimately
determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The board of directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or who was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The board of directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the Nevada Revised Statutes.

(a) NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

(1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

(b) NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

(1) Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(i) By the stockholders;

(ii) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(iii) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(iv) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(2) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(3) The indemnification and advancement of expenses authorized in NRS 78.7502 or ordered by a court pursuant to this section:

(i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

(c) NRS 78.752 Insurance and other financial arrangements against liability of directors, officers, employees and agents.

(1) A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

(2) The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

(i) The creation of a trust fund.

(ii) The establishment of a program of self-insurance.

(iii) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

(iv) The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

(3) Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

(4)  In the absence of fraud:

(i) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

(ii) The insurance or other financial arrangement:

(A) Is not void or voidable; and

(B) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

(5) A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.

Undertaking.

The company undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

               ORGANIZATION WITHIN LAST FIVE YEARS

The names of the officers and directors as disclosed elsewhere in this Form SB-2. None of these individuals, as promoters, have received anything of value from the company.

                     DESCRIPTION OF BUSINESS

Company History.

The company was originally organized in the State of Delaware in February 1993 under the name of PLR, Inc. In November 1997, the company changed its name to Integrated Carbonics Corp. and moved its domicile to the State of Nevada. On July 23, 1999, Integrated Carbonics Corp. changed its name to Urbana.ca, Inc.

In 1997, the company entered into agreements with Da-Jung Resources Corp. to acquire certain of Da-Jung's assets in the People's
Republic of China. These assets have been abandoned due to the inability to raise project financing and, as such, have been written off the investment in its Chinese joint ventures.

The company entered into three letters of intent during 1999 to acquire one British Columbia corporation (Urbana.ca Enterprises Corporation) and two Ontario corporations (Enersphere.com, Inc. and E-Bill Direct, Inc.). In addition, the company established a wholly owned subsidiary, U.R.B.A. Holdings Inc. (formerly known as ICC Integrated Carbonics (Canada) Corp.) to facilitate the transfer of shares pursuant to section 85 of the Income Tax Act (Canada) to the shareholders of the acquired entities.

In January, 2000, the company formally completed the acquisition of each of the acquired entities after entering into share exchange and share purchase agreements with each company wherein the shareholders of each acquired entity received exchangeable non-voting shares in the capital of U.R.B.A. Holdings Inc. that are exchangeable on a one-for-one basis to restricted common shares in the capital of the company. The aggregate consideration paid for the acquired entities was 10,450,000 common shares of the company (after conversion) plus $84,828 CDN in cash payments to Enersphere.com, Inc. All consideration has been paid in full.

In March 2000, the company undertook the merger of the three acquired entities into Urbana Enterprises Corp., an Ontario registered corporation wholly owned by the company. The resulting corporate structure has the company, which operates as a financing and holding company for its two wholly owned subsidiaries:

U.R.B.A. Holdings Inc. a non-operating subsidiary which facilitated the acquisition of the subsidiaries, and

Urbana Enterprises Corp., an Ontario registered corporation which is the operating, wholly owned subsidiary company established to execute the business plan of the company.

The terms of each of these acquisitions is set forth below:

(a)  Urbana Enterprises Corp.

Urbana Enterprises Corp. was incorporated November 18, 1998 in the province of British Columbia. Urbana Enterprises Corp. is engaged in the distribution of Linux based set top boxes used as an alternative method of delivering Internet content. From inception (second quarter in 1999) to the date of acquisition, losses totaled $193,171.

In consideration of the acquisition, U.R.B.A. Holdings Inc. issued 3,000,000 non-voting exchangeable shares to the following:

Greg Alexanian *           1,102,500
Jason Cassis               1,102,500
Bill Little                  100,000
Stonewall Capital Corp.      200,000
Phil Cassis                  495,000
Total                      3,000,000

*  Out of this group, Mr. Alexanian, who is Vice President/Chief
Operating Officer/Director of the company, is affiliated with the company.

The holders of these shares have been granted votes in the company on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. The holder of these shares at any time may require U.R.B.A. Holdings Inc. to repurchase the shares at the then current market value of the common shares. At its option, U.R.B.A. Holdings Inc. may satisfy this obligation in cash or in company shares. Any exchangeable share not exchanged within 25 years is to be cancelled.

Pursuant to the terms of the agreement, the company issued 3,000,000 common shares in trust to be held under the terms of a trust agreement executed January 4, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled. In connection with the acquisition, the company signed five-year management contracts with the two principals. The company agreed to grant a total of 400,000 stock options to these individuals.

(b)  E-Bill Direct, Inc.

E-Bill was incorporated May 27, 1999 in the province of Ontario.
E-Bill Direct, Inc. is engaged in designing, developing and providing electronic presentment and payment services to the business community. From inception (second quarter in 1999) to the date of acquisition, losses totaled $16,214.

In consideration of the acquisition, U.R.B.A. Holdings Inc. issued 2,950,000 non-voting exchangeable shares to the following:

David M. Groves **                   1,817,500
Henry Tyler **                         737,500
Questech Corporation                   295,000
Rockrimmon Investment                  100,000
   Total                             2,950,000

** Out of this group, Mr. Groves, who is President/Director of the company, and Mr. Tyler, who is Vice President, Electronic Bill
Presentment, are affiliated with the company.

The holders of these shares have been granted votes in the company on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. The holder of these shares at any time may require U.R.B.A. Holdings Inc. to repurchase the shares at the then current market value of the common shares. At its option, U.R.B.A. Holdings Inc. may satisfy this obligation in cash or in company shares. Any exchangeable share not exchanged within 25 years is to be cancelled

Pursuant to the terms of the agreement, the company issued 2,950,000 common shares in trust to be held under the terms of a trust agreement executed January 10, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled. In connection with the acquisition, the company signed three-year management contracts with the two principals. The company agreed to grant a total of 200,000 stock options to these individuals.

(c)  Enersphere.com, Inc.

Enersphere.com, Inc. was incorporated September 28, 1999 in the province of Ontario. Enersphere.com, Inc. is a content company that utilizes set top boxes as their medium to deliver internet and intranet-based services to customers. From inception (third quarter in 1999) to the date of acquisition, losses totaled $114,917.

In consideration of the acquisition, U.R.B.A. Holdings Inc. paid
$84,828 cash and issued 4,500,000 non-voting exchangeable shares to the following:

John Cullen                    1,125,000
Doris Cullen                   1,125,000
Rick Whittaker                 1,575,000
Barb Whittaker                   675,000
   Total                       4,500,000

** Out of this group, all are affiliated with the company: (a) Mr. Cullen, who is the Chief Technology Officer, is a five percent shareholder; (b) Doris Cullen, who is the wife of Mr. Cullen, is a five percent shareholder; (c) Rick Whittaker is the Vice President, Business Development/Director of the company; and (d) Barb Whittaker is the wife of Mr. Whittaker.

The holders of these shares have been granted votes in the company on a basis of one vote for each exchangeable share of U.R.B.A. Holdings Inc. held. The holder of these shares at any time may require U.R.B.A. Holdings Inc. to repurchase the shares at the then current market value of the common shares. At its option, U.R.B.A. Holdings Inc. may satisfy this obligation in cash or in company shares. Any exchangeable share not exchanged within 25 years is to be cancelled

Pursuant to the terms of the agreement, the company issued 4,500,000 common shares in trust to be held under the terms of a trust agreement executed January 9, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled. In connection with the acquisition, the company signed two-year management contracts with the two principals. The company agreed to grant a total of 200,000 stock options to these individuals.

General.

The company is an e-commerce, transaction and content company that creates Intranet and Internet-based systems in conjunction with local area governments and high profile corporations. The company will provide local communities with community based entertainment and information services widely used in all facets of everyday life and deliver these services through a customized set-top-box. Internet success is predicated on rich content delivery and delivery mechanisms reaching a maximum target market on a one-to-one basis through both PC's and to areas and viewers where PC use is non-existent. The company's aim is to achieve that success by delivering rich content through a set-top-box medium to non-PC consumers.

As part of its business strategy, the company will seek collaborative partners with experience in the development and marketing of its products in the relevant market areas. The intention is to select partners with both the human and financial resources to spearhead the market penetration and development of the company's products. The form of collaboration would depend in part on the product candidate, the stage of development, and the partner's expertise. The company would also expect any potential partner to be involved in the market of the products. No assurance can be given that any such proposed partnership arrangements will be entered into, or, if entered into, will be successful in completing the development programs for the products in any particular jurisdiction. The company has entered into agreements whereby two individuals have licensed two separate communities.

Notwithstanding the company's business strategy described above, the company has no regular cash flow and is dependent, initially, on generating required funds primarily by way of equity financing. The company expects to continue to rely, in whole or in part, on outside sources of financing to meet its capital requirements for at least the next two years. There can be no assurance that the company will be able to arrange and complete the required financings on favourable terms. Such equity financings could be highly dilutive.

The e-commerce industry is characterized by increasingly intense and intense competition. Competition in the e-commerce industry is based primarily on product performance, including efficacy, ease of use and adaptability to various modes of administration, price, marketing, and distribution. Barriers to entry into the market include the availability of patent protection in the United States and other jurisdictions of commercial interest, and the ability and time needed and cost incurred obtaining governmental approval for testing, manufacturing and marketing.

The company's products are in the late stages of development. Therefore, any discussion of a market for the company's products is of a preliminary nature. In addition, some of the company's competitors may have substantially more financial and technical resources, more extensive research and development capabilities, products at a later stage of development, and greater marketing, distribution, production and human resources than the company.

LocalNet Systems Technology.

The company's LocalNet systems technology utilizes set top boxes as the medium to deliver various Internet and Intranet based community services to consumers. The LocalNet framework operates with community leaders and high profile corporations to create community based intranet systems that utilize the Internet to provide residents with current community activities, movies and other entertainment based content as well as such value added services as enhanced television, monitored smoke detectors, automatic meter reading, health and community services. The heart of the LocalNet business model is the set top box. In simplistic terms, the set top box is an electronic device that connects the Internet to a consumer's television through a connection provided by an Internet Service Provider.

(a)  The Vision of LocalNet.

Until now, the world-wide web has been primarily a way of bringing together distant people and far-flung resources. Wired or unwired, people live, work, spend and use the resources overwhelmingly located right in their neighborhoods - and their information and communications needs reflect that local bias. The company and LocalNet focus on those in the community not utilizing the Web due to lack of content and those without Internet access. The vision of LocalNet is that regardless of what type of medium for access is provided to this segment of the community, this segment will not initiate access without focused content.

LocalNet is not distant, it's local schools, local doctors, local entertainment, local grocery stores, local police, local government, local sports and fitness, local kid's events, local artists, local parks, local parents looking for local babysitters, local patrons reviewing local restaurants and local businesses going online for local customers. Five years from now the company believes, local Web will be everywhere, and it will, the company believes, be the dominant gateway to the electronic world. Powerful local content plus expanded access creates a virtuous circle: Better access generates more viewers which provides additional revenue for more and better content.

(b)  Strategy.

The business model and marketing strategy will be a leveraged expansion of the Guelph Local Online Project which is currently in the final beta-test stage in Guelph, Ontario, Canada.

About 50% of any community has computers in their homes and about 50% of this population subscribes to Internet services resulting in a 25%-30% Internet penetration rate. This has severely restrained the Internet's usefulness in a geographic area, limiting the ability for residents to use the Internet as a local medium for communication and limiting the ability for local advertisers to benefit from advertising on the Internet. While local retail and commercial vendors see value in promoting themselves locally, most have seen little value in promoting their businesses on the internet because of low access rate at the local level.

The company has developed a unique method of providing a low cost portal connection (LocalNet) for every resident in a geographic area. The company strategy calls for local communities to provide a self-sustaining local Internet service where all residents are provided a low cost set top box funded with revenue recouped through local and national advertisers. Residents will be provided with a home gateway which provides basic Internet services such as communicating via e-mail and viewing of a community channel. These two services will provide all residents of the community with the ability to communicate with one another and with local service providers within the community. As described above, more access leads to more local Internet services. For example, teachers could now send homework assignments home via e-mail, residents could register for programs via the community channel and local merchants could reach their customers via the Internet. The supporting advertisement could take the form of banner ads on e-mail and community channel pages with the ability to click on the banner ads to go to the advertisers web page. The company and its consortium of sponsors receive revenue from the ads, which pays for the home gateways.

Once in the home, the set top box provides much more functionality than just Internet service. It becomes a community gateway with the ability to become a true smart home manager. For example, through the Internet connection, the company can offer new services such as direct linkage to the fire department and to utility monitoring. These services are provided at a nominal fee which further defrays the cost of the set top box.

(c)  Growth Strategy.

Based on the success of the Guelph project, the company will leverage its expertise as facilitator and project manager to gain competitive advantage. The critical elements of compelling content, access/penetration to local markets and new value added services will attract strategic partners both locally and internationally. Fiscal 2000 is planned to be highlighted by 2 internally funded LocalNet sites and 4 licensed sites in Canada and the U.S.

Electronic Billing.

(a)  Background.

The electronic bill presentment industry is poised to capitalize on the new digital age by driving paper and processing costs from $1.50 per bill to $0.40 - $0.50 per bill. According to a recent report by Killen & Associates, a market research firm, U.S.
utilities could save $1.2 billion in billing costs by using electronic bill presentment and payment.

(b)  Product.

The company's product offering is the digital processing and electronic transmission of high-volume data via e-mail with embedded digital marketing tools offered to a myriad of end user customers. The E-Bill Direct, Inc. process converts a standard print image file to a proprietary format and integrates various levels of security and unique digital marketing tools that include sound, graphics and animation that can be custom designed to meet client needs.

(c)  Strategy.

The company's approach to bill presentment is as follows. Most organizations are luring customers to their websites to pay bills. This approach is time consuming for the recipient to locate the website and the billing information. The company does not believe that customers will continuously search for billing information from a multitude of creditors. Other organizations send e-mail to advise clients that their bill is ready for review. The company will send the bill as e-mail and eliminate the unnecessary steps.

The company has the ability to offer our clients an outsourcing alternative to electronic bill presentment in that we will transmit their customer monthly data utilizing our server platform. The structure of the electronic bill presentment market is predicated on electronic delivery by pulling customers to web-centric sites. The company's animated graphics with sound, voice and motion provide an effective and unique advertising tool to attract customers to purchase or link to a specific website.
Historically, Internet advertising has been governed by banner and static advertising. To date, rich, powerful advertising content has been restricted due to the adoption of high speed (high band-width) Internet access. Allowing ads to incorporate audio, video and other applications will allow the next development of advertising to exceed the current 2% response rate generated from banner ads.

The company has the ability to integrate this rich, powerful,
animated advertising.   Compression techniques allow for statements
and digital advertising to be transmitted in tolerable download times to customers without wide band-width transmission. The company's billing capacity has the ability to send up to (r) million e-mail transmissions per day thereby creating a just-in-time current statement. As a result, just-in-time delivery eliminates call center customer queries about why recent accounting activity is missed. This reduction in call center activity can equate to substantial dollar savings.

(d)  Markets.

Management has identified 3 primary markets where client operating costs will be cut and traditional cost centers will become revenue producing entities. The three markets (loyalty programs, brokerage and utilities) are unique by nature but have identical inherent problems in the dissemination of date to clients.

The various loyalty/affinity card type programs initiated by major petroleum, retail and transportation (airline/car rental) typically issue monthly or quarterly statements reflecting account activity and a bonus point balance summary. Most household (Canada and the U.S.) carry multiple cards reflecting loyalty and usage. As an example, "Airmiles" alone has a customer base of 6 million equating to 24 million statements sent annually.

The brokerage industry not only mails monthly statements showing account activity and balances in the various equity markets, but it also sends daily settlement buy/sell slips by mail. The combined total transactions of the Toronto Stock Exchange, New York Stock Exchange, and National Association of Securities Dealers, Inc, Automated Quotation system, including mutual funds, approximates
2.4 billion transactions. Much of the cost of this could potentially be eliminated by eliminating the paper process of mailing statements and trade confirmations.

(e)  Major Competition.

The company's major competitors are as follows:

Canada Post: In pilot since 1999 with expected service offering in late 2000.

E-Route: Consortium of large Canadian players including some major banks with expected roll-out in 2000.

Xenos Group: Canadian software company offering electronic presentment of documents.

Paytrust: a US based company with a web-based service offering consumer bill delivery.

Others: Paysense, Edocs, Checkfree, Transpoint, Whitehill.

(f)  Competitive Advantage.

The company has three competitive advantages over its competitors:

Management has years of multimedia, animation and advertising experience combined with electronic processing expertise;

The company currently has a capacity to transmit 20,000 units per hour; and

The set top boxes the company plans to distribute can be used to reach the 75% of the current market that currently do not have Internet service in their homes.

Set-Top Boxes.

(a)  Description.

The set top box is a consumer electronics device that connects any television to the Internet via a standard analog phone line. Once connected, the end user of the set top box can easily access the Internet and can enjoy most of the applications the Internet has to offer such as e-mail, e-commerce, web surfing, video on demand, video conferencing and on-line banking.

The company's approach to the set top box market is to offer consumers a set top box, with a standard Internet browser, and applications pre-loaded from the server at the internet service provider. Adding, updating or changing applications is done through the company or channel partner's networks, meaning the user does not need to install new software in the set top box every time a feature is added, enhanced or changed.

The company is currently distributing a set top box in its pilot markets that is manufactured by Acer Corporation in Taiwan (Acer NT
150); however, the company has discovered that the Liberate operating system used by Acer is overly proprietary to meet the feature growth requirements of the company. The company therefore, has decided to deploy the next generation of set top box utilizing the Linux operating system and sourcing Eagle Wireless International Inc. set top boxes as described below.

(b)  Product and Manufacturing.

The company entered into an exclusivity agreement with Eagle Wireless International Inc. in January 2000 wherein Eagle Wireless International Inc. agreed to manufacture and sell set top boxes to the company and granted the exclusive right to the company to sell Eagle Wireless International Inc. manufactured set top boxes in Canada and the non-exclusive right to sell the set top boxes in the United States. The company has chosen Eagle Wireless International, Inc. as its manufacturing and engineering partner because of this company's ability to produce a unique feature set with an operating system independent hardware platform that can accommodate all the popular operating systems and readily accept new software for different applications.

Eagle Wireless International Inc. has the first right to provide the company's set top box requirements. The company must make certain volume purchases to maintain its rights under the exclusivity agreement. The company presently has no plans for developing an in-house manufacturing capability for its set top boxes.

Eagle Wireless International Inc. is a Texas corporation with offices in League City, Texas. It was incorporated in Texas in May 1993 and began business in April 1996. Eagle Wireless International Inc. is a worldwide supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. In 1999, Eagle Wireless International Inc. invested substantial resources in a multi-media Internet appliance product line known as a set top box in an effort to prepare it for the new era of wireless consumer products and multimedia internet related products. Eagle Wireless International Inc. announced sales of its first set top boxes in early 2000. Eagle Wireless International Inc. will have contracted the actual manufacturing of its set top box line to SCI Corp. of Singapore.

(c)  Product Features.

The company's set top box has the following features:

Linux operating system.

Fully compliant 4.0 internet browser.

Off-line e-mail/e-mail editor (optional depending on vertical market).

Java Media Player for music and video.

Enhanced television tuner.

USB, PCI serial and parallel ports for expansion and accessories.

Built-in radio frequency modulator for connection to any television, with audio and video in and out jacks.

Ethernet input.

Wireless keyboard and remote control.

"Flash" read only memory for remote set top box software updates while in service.

Smartcard reader and writer for programming, loyalty and financial operations.

(d)  Market Summary and Target Market.

An set top box user can be anyone with a television set and a desire to go on-line. The consumer target market consists of a broad cross-section - from young families to senior citizens. Demographics indicate that convenience is of great importance to these market segments. They have moderate to average disposable incomes and currently own a television and video cassette recorder. They may have a satellite receiver and a computer. These users are looking for true value in their purchases and are not inclined to maneuver through the mass of information on the world wide web to find exactly what they need.

The company's target markets are:

Baby boomers - 89 million in the United States and Canada people born between 1946 and 1964.

Empty nesters - top 1/4 of the baby boomers and beyond.

Generation X group (born 1966 with young children).

The fundamental market components are:

99% of households in North America have at least one television set.

75% have 2 or more television sets.

Cable/Satellite television broadcast is available to 75% of United States households.

Worldwide units sales of set top box were US$0.80M in 1999 compared to US$0.3M in 1996.

Sales are expected to reach US$8.0M in 2002 - and are expected to dominate the marketplace by 10:1 according to "Cite eStats/Datamonitor".

Currently there are 75 million Internet users in North America and that total is expected to climb to 95 million over the next year.
 According to "Data Source", the end of 1999 will see 61 million of these Internet users forming our target market. This presents an incredible "viewing" audience that is using the Internet on an average of 1.8 hours per day. Currently only the Grammy Awards and Super Bowl attract audiences of this size.

(e)  Industry Analysis and Trends.

"Datamonitor" predicts that interactive television will reach 67 million homes in the United States and Europe by 2003 - a large increase from the 1998 level of 10.3 million. User options for connectivity are not limited to fibre-optic or coaxial cable but include satellite broadcast as well. Currently, competition is limited to a few big electronics manufacturers that have so far been unable to combine their product with a fully integrated and localized user package. For example, Microsoft's WEBTV paints all consumers of their service with a wide brush of viewer options.

Established set top box distributors have high overheads created by current facilities, sales staff, inventory and shrinkage. To operate profitably requires typical retail markups on manufacturer's pricing - even for big box merchants. Launching an e-commerce website to leverage their existing brand equity does not impact the cost structure and markup requirements of established retailers.

Advanced television set top boxes can connect to the Internet in another way. In Europe, satellite standards are beginning to compete with cable specifications signaling a possible trend in North America. Some United States companies such as DirecTV already offer satellite-based Internet connections, but these technologies are proprietary. The trend is toward having the standards process apply to satellite broadcasts and cable services. Whatever the method of connectivity, it has been predicted that this form of Internet access will rapidly provide such competition that the traditional internet service providers will experience a dramatic reduction in growth rate.

A change in lifestyle toward home-based business and "cocooning", is one of the key contributors to the recent explosion of Internet connectivity with a strong emphasis placed on ease of use and content value. While it is difficult to predict exactly what the future hold for Internet surfers, it is safe to say the speed at which the mass public integrates Internet use into their overall lifestyle will grow exponentially. These users will expect the service providers and businesses with which they interact daily to keep up with the times.

(f)  Warranty, Technical Support and Service Policies.

The company's technical support team communicates directly to customer technicians who, in turn, provide support to end-users. All end-user information is held at the "customer" level. The customer technicians are factory trained and supplemented with follow-up training and information.

The company's technical support is provided by application engineers hired on contract. They work with the customer during the sales cycle to learn their needs. A toll free number has been provided to all company customers to ensure a single point for communications. All technical and reference materials are on-line in a secure website for customer access.

(g)  Direct Competition

The competition in the set top box market consists of approximately 87 manufacturers who are actively marketing a number of set top boxes, and of these, approximately 12 are considered as being direct competitors with the company:

WebTV

Sony

Philips

Thompson

DirectPC

EchoStar (partnered with WebTV)

Acer/Liberate

Neon

NetGem

WebSurfer

Paradise

AOL TV (marketed through K Mart and Wal Mart)

(i)  Indirect Competition.

The major cable networks are deploying two-way interactive services utilizing the Internet (e.g. AT&T, Rogers Cable and Cox Communications. Also, there exist the National Internet Service Providers and major portals (for example, America Online). The company will rely on its flexibility as a small company, the use of the Linux operating system and constant monitoring and upgrading to meet customer driven requirements to remain competitive against both its direct and indirect competitors.

(j)  Operations and Fulfillment

Operations and fulfillment are managed in-house, although, most of the physical work is contracted out. This approach reduces costs related to overhead and employee payroll, provides access to state-of-the-art technologies and gives Urbana the resources to be successful in the market while incurring minimal costs.

(k)  Engineering and Design

The company's engineering and design teams are limited to application engineering and high-level specification technical writers. The company is a sales and marketing company and has, therefore, outsourced its product engineering and manufacturing to Eagle Wireless International, Inc. This company's strengths are in consumer and commercial product, and solution engineering, wireless technologies and manufacturing.

Status.

The company has successfully completed a six month pilot project known as the Guelph LocalNet. The purpose of the pilot was to distribute 125 set top boxes to various local community target markets such as schools, local government, local corporations and individual users. The pilot is monitored for technical proficiency to gain market intelligence and to test the effectiveness of the Guelph LocalNet software. The company, upon the initial indications of success of the pilot, agreed to move the product to its next stage of development. The last stage of development will enable the company to move toward the preparation of licensing its product for sale in the fall of 2000. The preparation of the product and sale of the product are contingent on many factors, including, but not limited to, the raising of sufficient capital, completion of the software, delivery by Eagle Wireless International, Inc. of a merchandisable set-top box, etc.

In January, 2000, the company entered into an exclusivity agreement with Eagle Wireless International, Inc. of League City, Texas. Within the terms of this agreement, Eagle Wireless International, Inc. has agreed to manufacture and sell set top boxes to the company and granted exclusive right to the company to sell Eagle Wireless International, Inc. manufactured set top boxes in Canada in return for certain volume purchases by the company over a 24 month period. The company also entered into a license agreement with USA Video of Mystic, Connecticut wherein certain compression technology developed by USA Video will be embedded in set top boxes manufactured by Eagle Wireless International, Inc. and sold by the company. To date, Eagle Wireless International, Inc. has failed to provide Urbana with a product that has met regulatory approval or is marketable to the overall market. The company has taken steps to ensure that it has alternative sources of set-top boxes if necessary.

In March, 2000, the company entered into a non-binding letter of intent to purchase 100% of the issued and outstanding shares of J.D. Donahue & Associates, a private Maryland based company that is the principal provider of financial payment systems, systems application development and financial payment hardware/software and systems integration programs to state and federal governments in the United States. In the event the company proceeds with its acquisition of J.D. Donahue & Associates, the consideration paid will be a combination of cash and shares of common stock in the capital of the company. The final terms and consideration will be formalized following the completion of due diligence and financing. The company's agreement to purchase the J.D. Donahue & Associates shares is conditional upon its raising U.S. $25,000,000 in financing, a sum the company does not at this time expect to raise.

The company has five potential revenue producing divisions:

LocalNet

advertising

electronic billing

set-top-box sales

corporate sponsorships

In the ordinary course of business, the company has entered into the following agreements during the year 2000:

(a)  Strategic Alliance with Learning Pay.com.

On June 5, 2000, the company entered into a strategic alliance with Fort Lauderdale, Florida-based Learning Pays.com, an education technology company focused on improving student achievement, enhancing parental involvement and facilitating communication across school communities. Learning Pays.com's core product, the web-based School Tool, securely and privately links parents, students, teachers and administrators online.

The strategic relationship is intended to enhance the educational content area of the company's local net portal by offering its users easy-to-use communications and education tools. The web-based applications for the schools and their teachers, students, administrators and parents will include personalized web pages, e-mail, expansion of the company's homework online, individualized and automatically-updated school and event calendars.

(b)  Strategic Alliance with WSMI.com Inc. and Bee-Trade.com.

On June 26, 2000, the company formed a strategic alliance with WSMI.com Inc. and Bee-Trade.com. The alliance is intended to integrate the company's set-top box technology, local net portal design, and proprietary content transference into WSMI.com/Bee-Trade.com's e-enabler.net solution. The combined technologies of e-enabler.net and the company is intended to provide a turnkey, e-commerce network solution to both virtual and local communities for use on a worldwide basis.

(c)  License Agreements.

On July 17, 2000, the company has licensed LocalNet in two communities in Canada. The company is targeting approximately 25,000 new customers for LocalNet within the first two communities. Deployment of the portal technology and Internet set-top boxes is expected to begin in the fall of 2000. The two licensed communities are Haldiman Norfolk and Grey Bruce. Under the terms of each license agreement, the company will receive a one-time fee per household in the community and an ongoing royalty of 10% of total revenue generated via LocalNet.

(d)  Agreement with Bell Nexxia.

On August 31, 2000, the company completed an agreement to offer the low priced internet connection in Canada. The agreement combines the company's LocalNet software with Bell Nexxia's infrastructure. The agreement is intended to enable the company to rapidly deploy and expand its customer base across Canada. The company will offer a suite of competitively priced services to the communities across Canada. Through the agreement with Bell Nexxia, the company's customers are intended to benefit from access to a full range of advanced communications services to meet their individual needs. The company intends to seek similar types of agreement with United States communications companies.

(e)  Letter of Intent with Communilink Canada Corp.

On November 8, 2000, the company entered into a letter of intent with Communilink Canada Corp. to provide the company's LocalNet portal in five new regions of Ontario, Canada. LocalNet provides residents the ability to connect globally to the Internet through an affordable set-top box and view meaningful community-specific information on a real-time basis. Under the terms of the proposed agreement, the company will receive a licensing fee and ongoing royalties from each community. These territories bring the number of LocalNets currently under development to nine and represent a combined population of approximately 700,000 potential viewers and over 50,000 local advertisers. The deployment of communities will begin immediately in the Peel/Halton Hills region, followed by expansion into four other communities, which are located primarily in South Western Ontario.

(f)  Licensing and Co-Marketing Agreement with Sage Systems.

On November 17, 3000, the company entered into a licensing and co-marketing agreement with Sage Systems, creator of AladnT, a narrowband home networking technology that connects home appliances to each other and the Internet. Under the terms of agreement, the company will license and deploy Sage System's narrowband networking technology. The two companies have also signed a joint marketing agreement with expectations of marketing the combined system to electric companies and their customers.

Milestones for Business Plan.

ITEM  BUSINESS PLAN        Costs to    Source of   Anticipated    Projected
      INITIATIVES/         complete    funding     start date     revenues
                                                   of revenues    first year
                                                                  (000's)
1     Portal Development/
      Delivery
      Phase 1
      -Activation of
       first 4 LocalNets
       tier 2&3 cities)
      -Guelph LocalNet     Completed/ Not            Nov-00       $  314,822
                             $0       applicable
      -Cambridge
       LocalNet            Completed/ Not            Nov-00           87,459
                             $0       applicable
      -Hanover LocalNet    Completed/ Not            Nov-00          267,115
                             $0       applicable
      -Simcoe LocalNet     Completed/ Not            Nov-00          145,764
                             $0       applicable
       Phase 2 (replication
       tier 2&3 cities)                                                    0
       -Sudbury LocalNet     $0       Not            Nov-00          342,909
                                      applicable
       -Oxford County
        LocalNet             $0       Not            Mar-01          208,051
                                      applicable
       -Richmond Hill
        LocalNet             $0       Not            Jan-01          583,057
                                      applicable
       -Perth LocalNet       $0       Not            Jan-01          116,611
                                      applicable
       -Ozz utility                                  Mar-01             TBD*
       -ENAL electric
        utility in Italy
       (pilot LocalNet)                              Jan-01             TBD*
       -Louisville
        LocalNet             $0       Not            Dec-01             TBD*
                                      applicable

       Sub-total revenues
       LocalNet/set top
       box roll-out
       estimates                                                   2,065,788

2      Set-top-box roll
       to first 4
       LocalNets            n/a      Leasing        Nov-00         Portion of
                                     Program                       Phase 1
                                                                   Portal roll
                                                                   Out above

3     Electronic
      Presentment
     -pilots (Sudbury)
     (hardware)         *$ 50,000    Hewlett        Dec-00            175,000
                                     Packard
     -roll-out
     (hardware)         *$150,000    Hewlett        Feb-01          1,500,000
                                     Packard

     *Note: The company
      has negotiated
      with Hewlett
      Packard's
      Equipment
      assistance
      program 6 months
      free capital with
      payments over
      further
      18 months.

4     Phase 3 Integration
      Merger (tier 1
      cities)
     (Integration of
      technologies for
      tier 1 markets)
     -Additional
      applications for
      tier 1,2,& 3
     (data collection
      health & safety,
      video on demand,
      meter reading,.)
     -Set top boxes 2nd
      Generation R&D    $ 500,000    funds          Apr-01           750,000
                                     sourced
                                     from merged
                                     company
     -Call center
      activation
     (completion
      software dev)     $400,000         "          Feb-01          300,000
      Total estimated
      Integration
      costs
      Total projected
      revenues for
      first year
     (to be absorbed
      by merged company)                                          1,050,000

5     OEM Set Top Box
      Sales (exclusive
      of LocalNet)
      15,000 units @
      $330                                          Jan-01        4,950,000

      Prospects include:
      Multi Dwelling
      Units-new home
      builders/
      Cable Co's/
      Financial
      Institutions

6     Premier Supplier               Not            Nov-00          Included in
      of low cost                    Applicable                     Item #1
      internet
      connectivity
      Agreement with
      Bell Nexia (wholly
      owned subsidiary of
      Bell Canada) whereby
      the company will
      provide bundled
      monthly connection
      services and set
      top boxes in LocalNet
      environments across
      Canada. Negotiated
      connection cost as
      low as $3.00 U.S.
      per subscriber.

7     Acquisitions

      Acquisition of
      JD Donahue &
      Associates        $  3.5 cash  Term Debt/                     4,000,000
                                     Secondary                      first year
                                     Offering                       revenues

8     Applications &
      Aggregation of
      Content
      License agreement
      with Sage Systems
      of Alameda,
      California for the
      purpose of
      permitting the
      company to have
      designed and
      integrated for
      distribution of
      SAGE Endpoint
      Products               $0      Technology                      440,000
                                     fees
                                     $20,000

     TOTAL                                                        $14,180,788

Proprietary Protection

(a)  General.

The company's patent and trademark strategy is to pursue in selected jurisdictions the broadest possible patent protection on its proprietary products and technology. The company plans to protect its technology, any inventions and improvements to its inventions by filing patent applications in selected key countries according to industry standard in a timely fashion.
In addition to its patents and licenses, the company also relies upon trade secrets, know-how and continuing technological innovations to develop its competitive position. It is the company's policy to require its directors, employees, consultants, members of its scientific advisory board and parties to collaborative agreements to execute confidentiality agreements upon the commencement of employment, consulting or collaborative relationships with the company. These agreements provide that all confidential information developed or made known during the course of the relationship with the company is to be kept confidential except in specific circumstances. In the case of employees and consultants, the agreements provide that all inventions resulting from work performed for the company utilizing property of the company or relating to the company's business and conceived or completed by the individual during employment are the exclusive property of the company to the extent permitted by law.

(b)  Patents, Copyrights and Trade Secrets.

Set top boxes manufactured for Urbana Enterprises Corp. by Eagle Wireless International, Inc. incorporate "shelf" components and technologies that are custom configured to the company's specifications. This configuration will provide the consumer with a unique set of entertainment, education, Internet and utility monitoring features.

All components have multiple manufacturers and suppliers that Eagle may use as sources of supply, therefore, Eagle Wireless
International, Inc. and the company are not reliant on single-source, third party suppliers. This leaves the company with minimal risk associated with parts and component supply.

The company, Eagle Wireless International, Inc. and USA Video Technologies of Mystic, Connecticut have entered into a License Agreement in January 2000 in which USA Video has licensed the use of its proprietary Wavelet technology to the company to be embedded into all set top box's manufactured for the company by Eagle Wireless International, Inc. This ensures the company's right and know-how to provide its customers with streaming video features.

Eagle Wireless International, Inc., the
technology licensor who has granted the company rights under an agreement, has been granted patents or has filed patent applications in the United States of America and other jurisdictions in respect of certain core technologies utilized by the company through its purchase of set top boxes from Eagle Wireless International, Inc. Given that the patent applications for these technologies involve complex legal, scientific and factual questions, there can be no assurance that patent applications relating to the technology used by the company will result in patents being issued or that, if issued, the patents will provide a competitive advantage or will afford protection against competitors with similar technology, or will not be challenged successfully or circumvented by competitors.

The company itself does not have patents or patents pending and it is unlikely that the process by which the company produces its contemplated products would itself be patentable.

(c)  Trademark Applications.

The company is in the process of applying for Canadian and United
States protection for the trademark of "Urbana.ca". No filings have yet been completed.

Organizational Structure and Facilities

The company currently has 15 full-time employees, 9 of which are employed in research and development and 6 of which are engaged in administration. At this time, none of the company's employees are subject to collective bargaining agreements. A number of key employees, officers and directors have in place management agreements the terms of which protect the company from future competition by these persons and against disclosure of confidential information they come into contact with during the course of their employment or other association with the company. The company anticipates hiring 5 additional full-time personnel during the remainder of 2000 in order to meet its business objectives, of which 2 of the new personnel will fall within administration and 3 will fall within product research and development.

Risks in Connection with Plan of Business.

(a)  No Assurance of Regulatory Approval - Potential Delays.
In order for a product developed by the company or its collaborators to be marketed and sold in a particular country, it must receive all relevant regulatory approvals or clearances. The regulatory process, which includes extensive studies and trials of each product in order to establish its efficacy, is uncertain, can take many years and requires the expenditure of substantial resources. Data obtained from a trial and activities are susceptible to varying interpretations which could delay, limit or prevent regulatory approval or clearance. In addition, delays or rejections may be encountered based upon changes in regulatory policy during the period of product development and/or the period of review of any application for regulatory approval or clearance for a product. Delays in obtaining regulatory approvals or clearances would adversely affect the marketing of any products developed by the company or its collaborators, impose significant additional costs on the company and its collaborators, diminish any competitive advantages that the company or its collaborators may attain and adversely affect the company's ability to receive royalties and generate revenues and profits. There can be no assurance that, even after such time and expenditures, any required regulatory approvals or clearances will be obtained for any products developed by or in collaboration with the company.
Any regulatory approval or clearances granted may entail limitations on the indicated uses for which the new product may be marketed that could limit the potential market for such product.
In addition, product approvals or clearances, once granted, may be withdrawn if problems occur after initial marketing. Furthermore, manufacturers of approved products are subject to pervasive review, including compliance with detailed regulation governing good manufacturing practices. Failure to comply with applicable regulatory requirements can result in actions such as warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production and refusal of the government to renew marketing applications or criminal prosecution.

The company is also subject to numerous federal, state and local laws, regulations and recommendations relating to safe working conditions, manufacturing practices, research and development activities. The company is unable to predict the extent of government regulations which might have an adverse effect on the discovery, development, production and marketing of the company's products. Also, there can be no assurance that the company will not be required to incur significant costs to comply with current or future laws or regulations or that the company will not be adversely affected by the cost of such compliance.

(b)  Acceptance And Effectiveness Of Internet Electronic Commerce.

The company's success in establishing an e-commerce business web site will be dependent on consumer acceptance of e-retailing and an increase in the use of the Internet for e-commerce. If the markets for e-commerce do not develop or develop more slowly than the company expects, its e-commerce business may be harmed. If Internet usage does not grow, the company may not be able to increase revenues from Internet advertising and sponsorships which also may harm both our retail and e-commerce business. Internet use by consumers is in an early stage of development, and market acceptance of the Internet as a medium for content, advertising and e-commerce is uncertain. A number of factors may inhibit the growth of Internet usage, including inadequate network infrastructure, security concerns, inconsistent quality of service, and limited availability of cost-effective, high-speed access. If these or any other factors cause use of the Internet to slow or decline, our results of operations could be adversely affected.

(c)  Competition In Internet Commerce.

Increased competition from e-commerce could result in reduced margins or loss of market share, any of which could harm both our retail and e-commerce businesses. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of the company's present and potential competitors are likely to enjoy substantial competitive advantages, including larger numbers of users, more fully-developed e-commerce opportunities, larger technical, production and editorial staffs, and substantially greater financial, marketing, technical and other resources. If the company does not compete effectively or if it experiences any pricing pressures, reduced margins or loss of market share resulting from increased competition, the company's business could be adversely affected.

(d)  Unreliability Of Internet Infrastructure.

If the Internet continues to experience increased numbers of users, frequency of use or increased bandwidth requirements, the Internet infrastructure may not be able to support these increased demands or perform reliably. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and could face additional outages and delays in the future. These outages and delays could reduce the level of Internet usage and traffic on the company website. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity. If the Internet infrastructure is not adequately developed or maintained, use of the company website may be reduced. Even if the Internet infrastructure is adequately developed, and maintained, the company may incur substantial expenditures in order to adapt its services and products to changing Internet technologies. Such additional expenses could severely harm the company's financial results.

(e)  Transactional Security Concerns.

A significant barrier to Internet e-commerce is the secure transmission of confidential information over public networks. Any breach in our security could cause interruptions in the operation of our website and have an adverse effect on the company's business.

(f)  Patents, Permits and Licenses.

The company considers patent protection and proprietary technology to be materially significant to its business. The company relies on certain patents and pending applications relating to various aspects of its potential products and technology. These patents and patent applications are either owned by or exclusively licensed to the company. There can be no assurance that the company will be able to obtain and retain all necessary patents, licenses and permits that may be required to carry out the research and development, manufacturing, testing, obtaining regulatory approvals and marketing of commercial products. There can also be no assurance that others will not independently develop similar technologies, duplicate any technology developed by the company, the company's technology will not infringe upon patents or other rights owned by others, that any of the company's patents will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide competitive advantages to the company. Litigation, which could result in substantial cost to the company, may be necessary to enforce the company's rights provided by its patents or to determine the scope and validity of others' proprietary rights.

There have been no patent infringement claims filed by or against the company, and the company is not aware of any potential claims.

(g)  No Assurance Regarding Licensing of Proprietary Technology
Owned by Others.

The manufacture and sale of any products developed by the company will involve the use of processes, products, or information, the rights to certain of which are owned by others. Although the company has obtained licenses or rights with regard to the use of certain of such processes, products, and information, there can be no assurance that such licenses or rights will not be terminated or expire during critical periods, that the company will be able to obtain licenses or other rights which may be important to it, or, if obtained, that such licenses will be obtained on favorable terms. Some of these licenses provide for limited periods of exclusivity that may be extended only with the consent of the licensor. There can be no assurance that extensions will be granted on any or all such licenses. This same restriction may be contained in licenses obtained in the future.

(h)  No Assurance of Protection of Proprietary Information.

Certain of the company's know-how and proprietary technology may not be patentable. To protect its rights, the company requires management personnel, employees, consultants, advisors and collaborators to enter into confidentiality agreements. There is no assurance, however, that these agreements will provide meaningful protection for the company's trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.

(i)  No Assurance of Market Acceptance.

There can be no assurance that any products successfully developed by the company or its corporate collaborators, if approved for marketing, will ever achieve market acceptance. The company's products, if successfully developed, may compete with a number of traditional products manufactured and marketed by major e-commerce and technology companies, as well as new products currently under development by such companies and others. The degree of market acceptance of any products developed by the company or its corporate collaborators will depend on a number of factors, including the establishment and demonstration of the efficacy of the product candidates, their potential advantage over alternative methods and reimbursement policies of government and third party payors. There can be no assurance that the marketplace in general will accept and utilize any products that may be developed by the company or its corporate collaborators.

(j)  No Assurance of Successful Manufacturing.

The company has no experience manufacturing commercial quantities of products and does not currently have the resources to manufacture any products that it may develop. The company presently has no plans for developing an in-house marketing or manufacturing capability. Accordingly, the company will be dependent upon securing a contract manufacturer or other third party to manufacture such products. There can be no assurance that the terms of any such arrangement would be favorable enough to permit the products to compete effectively in the marketplace.

(k)  Dependence on Outsourced Manufacturing.

The risks of association with Eagle Wireless International, Inc. are related to aspects of this company's operations, finances and suppliers. Although there are clear and understandable reasons to choose Eagle Wireless International, Inc. as an outsourced manufacturer and fulfillment center, the company will suffer losses if Eagle Wireless International, Inc. fails to perform its obligations to manufacture and ship the set top boxes. Eagle Wireless International, Inc.'s financial affairs may also affect the company's ability to obtain product from this firm in a timely fashion should it fail to continue to obtain sufficient financing during a period of incremental growth. The company maintains a strong relationship with Eagle Wireless International, Inc. to ensure that any issues this firm may face are dealt with in a timely manner. Although the company is currently reliant on Eagle Wireless International, Inc., it does not intend to develop its own manufacturing capability.

(l)  Competition.

There are inherent difficulties for any new company seeking to enter an established field. The company may experience substantial competition in its efforts to locate and attract customers for its services. Many competitors in the company's field have greater experience, resources, and managerial capabilities than the company and may be in a better position than the company to attract such customers. There are a number of larger companies which may directly compete with the company. Such competition could have a material adverse effect on the company' profitability or viability.

(m)  Dependence on and Management of Future Corporate Collaborations.

The success of the company's business strategy is largely dependent on its ability to enter into collaborations such as research alliances and licensing arrangements with universities, e-commerce companies and large technological companies, and to effectively manage the relationships that may come to exist as a result of this strategy. The company is currently seeking corporate collaborators, but there can be no assurance that such efforts will
lead to the establishment of any favorable collaboration.    There
can be no assurance that any of the company's future or existing collaborators will commit sufficient resources to the company's research and development programs or the commercialization of its products. Also, there can be no assurance that such collaborators will not pursue existing or other development-stage products or alternative technologies in preference to those being developed in collaboration with the company, or that disputes will not arise with respect to ownership of technology developed under any such collaborations. Management of the company's collaborative relationships will require significant time and effort from the company's management team and effective allocation of the company's resources.

(n)  Currency Fluctuations.

The company reports its financial position and results of operations in United States dollars in its annual financial statements. The company's operations result in exposure to foreign currency fluctuation and such fluctuations may materially affect the company's financial position and results of operations. The company does not currently take any steps to hedge against currency fluctuations.

(o)  Influence of Other External Factors.

The Internet industry in general is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by the company will result in a commercially profitable business. The marketability of its services will be affected by numerous factors beyond the control of the company. These factors include market fluctuations, and the general state of the economy (including the rate of inflation and local economic conditions), which can affect peoples' discretionary spending. Factors which leave less money in the hands of potential customers of the company will likely have an adverse affect on the company. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the company not receiving an adequate, or any, return on invested capital.

(p)  Dependence Upon Key Personnel.

The company is dependent upon a relatively small number of key management personnel and key employees and the loss of any of these key management personnel and key employees could have an adverse
effect on the company.   Competition among e-commerce companies for
qualified employees is intense, and the ability to retain and attract qualified individuals is critical to the success of the company. In order to reduce its risk regarding key employees, the company has entered into an employment agreement with each of its key employees. The company is also dependent, to some extent, on the guidance of certain members of its advisory board, none of whom is obligated, or will devote his full-time efforts, to the business of the company. There can be no assurance that the company will be able to attract and retain such individuals currently or in the future on acceptable terms, or at all. In addition, the company does not maintain "key person" life insurance on any officer, employee or consultant of the company. The company also has relationships with scientific collaborators at academic and other institutions, some of whom conduct research at the company's request or assist the company in formulating its research and development strategy. These collaborators are not employees of the company and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to the company. In addition, these collaborators may have arrangements with other companies to assist such other companies in developing technologies that may prove competitive to those of the company.

In addition, all decisions with respect to the management of the company will be made exclusively by the officers and directors of the company. Investors will only have rights associated with minority ownership interest rights to make decisions which effect the company. The success of the company, to a large extent, will depend on the quality of the directors and officers of the company. Accordingly, no person should invest in the shares unless he is willing to entrust all aspects of the management of the company to the officers and directors.

(q)  Inexperience of Management.

Senior management has limited direct experience in the sale of set top boxes and the other related businesses of the company. Management will rely on senior employees, consultants and strategic alliances to assist with project management. The company has every intention to continue adding experienced management commensurate with the growth of the company.

(r)  Management of Growth.

The company's future growth, if any, may cause a significant strain on its management, operational, financial and other resources. The company's ability to manage its growth effectively will require it to implement and improve its operational, financial, manufacturing and management information systems and to expand, train, manage and motivate its employees. These demands may require the addition of new management personnel and the development of additional expertise by management. Any increase in resources devoted to research, product development and marketing and sales efforts without a corresponding increase in the company's operational, financial, manufacturing and management information systems could have a material adverse effect on the company's business, financial condition, and results of operations.

(s)  Control of the Company by Officers and Directors.

The company's officers and directors beneficially own approximately 39% of the outstanding shares of the company's common stock. As a result, such persons, acting together, have the ability to exercise significant influence over all matters requiring stockholder approval. Accordingly, it could be difficult for the investors hereunder to effectuate control over the affairs of the company. Therefore, it should be assumed that the officers, directors, and principal common shareholders who control the majority of voting rights will be able, by virtue of their stock holdings, to control the affairs and policies of the company.

(t) Limitations on Liability, and Indemnification, of Directors and Officers.

Although neither the articles of incorporation nor the bylaws of the company provide for indemnification of officer or directors of the company, the Nevada Revised Statutes provides for permissive indemnification of officers and directors and the company may provide indemnification under such provisions. Any limitation on the liability of any director, or indemnification of directors, officer, or employees, could result in substantial expenditures being made by the company in covering any liability of such persons or in indemnifying them.

(u)  Potential Conflicts of Interest.

The officers and directors of the company have other interests to which they devote time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors. As a result, certain conflicts of interest may exist between the company and its officers and/or directors which may not be susceptible to resolution. In addition, an employee of the company's corporate counsel in Canada, Heenan Blaike, has a beneficial interest in or the right to acquire, up to 250,000 common shares of the company (which was previously issued in exchange for services rendered to the company).

In addition, conflicts of interest may arise in the area of corporate opportunities. All of the potential conflicts of interest will be resolved through exercise by the directors of such judgment as is consistent with their fiduciary duties to the company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the board of directors of the company, any proposed investments for its evaluation.

(v)  No Cumulative Voting.

Holders of the shares are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of the directors of the company, and the minority shareholders will not be able to elect a representative to the company's board of directors.

(w)  Absence of Cash Dividends.

The board of directors does not anticipate paying cash dividends on the shares for the foreseeable future and intends to retain any future earnings to finance the growth of the company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of the company, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

(x)  Limited Public Market for Company's Securities.

Prior to this offering, there has been only a limited public market for the shares of common stock being offered. There can be no assurance that an active trading market will develop or that purchasers of the shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices.

The market prices for the securities of technology companies have historically been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company. The market price of the shares may be affected significantly by factors such as announcements by the company or its competitors, variations in the company's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.

(y)  No Assurance of Continued Public Trading Market; Risk of Low
Priced Securities.

There has been only a limited public market for the common
stock of the company. The common stock of the company is currently quoted on the Over the Counter Bulletin Board. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of the company's securities. In addition, the common stock is subject to the low-priced security or so called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the U.S. Securities and Exchange Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated
therewith.   The regulations governing low-priced or penny stocks
sometimes limit the ability of broker-dealers to sell the company's common stock and thus, ultimately, the ability of the investors to sell their securities in the secondary market.

(z)  Effects of Failure to Maintain Market Makers.

If the company is unable to maintain at least one National Association of Securities Dealers, Inc. member broker/dealers as a market maker, the liquidity of the common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market. There can be no assurance the company will be able to maintain such market makers.

(aa)  Escrowed Proceeds

A portion of the gross proceeds of the private placement were placed into escrow pursuant to an escrow agreement between the company, Groome Capital.com, Inc., and Pacific Corporate Trust Company (as escrow agent) on the closing of the private placement. The proceeds will be released to the company on the earlier to occur of 4:30 p.m. on April 26, 2001, or the date on which the escrow agent receives written notice from Groome Capital.com, Inc. that both a receipt for the final prospectus has been issued by each of the Canadian securities commissions where qualification is required (and the confirmation has been received) and this Form SB-2 is declared effective by the U.S. Securities and Exchange Commission.

(bb)  Offering Price.

The offering price of the shares will be determined in relation to the then current market price of the shares on the Over the Counter Bulletin Board. Because of market fluctuations, there can be no assurance that the shares will maintain market values commensurate with the offering price.

(cc)  "Shelf" Offering.

The shares are offered directly by the company on a delayed basis. No assurance can be given that any or all of the shares will be issued. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any of the shares. In addition, the officers and directors of the company, collectively, have limited experience in the offer and sale of securities on behalf of the company.

(dd)  Use of Proceeds Not Specific.

The proceeds of this offering have been allocated only generally. Proceeds from the offering have been allocated generally to legal and accounting, and working capital. Accordingly, investors will entrust their funds with management in whose judgment investors may depend, with only limited information about management's specific intentions with respect to a significant amount of the proceeds of this offering.

(ee)  Shares Eligible For Future Sale.

All of the 8,572,500 shares of common stock which are currently held, directly or indirectly, by management have been issued in reliance on the private placement exemption under the Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of the company (as that term is defined under that rule) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by these shareholders were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

(ff)  Uncertainty Due to Year 2000 Problem.

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect the company's ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year 2000 issue affecting the company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

The company currently believes that its systems are Year 2000 compliant in all material respects. Although management is not aware of any material operational issues or costs associated with preparing its internal systems for the Year 2000, the company may experience serious unanticipated negative consequences (such as significant downtime for one or more of its suppliers) or material costs caused by undetected errors or defects in the technology used in its internal systems. Furthermore, the purchasing patterns of customers may be affected by Year 2000 issues. The company does not currently have any information about the Year 2000 status of its potential material suppliers. The company's Year 2000 plans are based on management's best estimates.

                    MANAGEMENT'S DISCUSSION AND
                  ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements of the company and notes thereto contained elsewhere in this prospectus.

Results of Operations.

(a)  Nine Months Ended September 30, 2000 and 1999.

For the nine months ended September 30, 2000, the company had a net loss of $2,309,452 or $0.20 cents per share. This loss compares with a net loss of $132,890 or $0.01 cents per share for the corresponding nine-month period ended September 30, 1999.

The net loss for the nine months ended September 30, 2000 includes expenses as follows: consulting and management of $452,135, depreciation and amortization of $579,782, technology contract fees of $412,068, office and general of $292,614, professional fees of $236,600 and salaries of $239,710.

During the nine month period ended September 30, 2000, the company, through its wholly-owned subsidiary company, U.R.B.A. Holdings Inc., acquired all of the outstanding shares of three Canadian companies which are in the business of developing and marketing internet based products and services through the distribution of set top boxes. The companies acquired were Urbana.ca Enterprises Corp., E-Bill Direct Inc., and Enersphere.com, Inc.. On March 10, 2000 these companies were amalgamated under the statutory laws of the province of Ontario to form Urbana Enterprises Corp.

The business combination with Urbana.ca Enterprises Corp. was accounted for using the purchase method of accounting. The 3,000,000 shares issued on acquisition have been valued at $0.30 per share for a purchase price of $900,000. Goodwill arising on this acquisition is being amortized on a straight-line basis over 5 years with amortization of $54,655 recorded during the quarter.

The business combination with E-Bill Direct Inc. was accounted for using the purchase method of accounting. The 2,950,000 shares issued on the acquisition have been valued at $0.27 per share for a purchase price of $796,500. Goodwill arising on this acquisition is being amortized on a straight-line basis over 5 years with amortization of $40,632 recorded during the quarter.

The business combination with Enersphere.com, Inc. was accounted for using the purchase method of accounting. The 4,500,000 shares issued on the acquisition have been valued at $0.34 per share for a purchase price of $1,614,828, including the cash payment. Goodwill arising on this acquisition is being amortized on a straight-line basis over 5 years with amortization of $86,486 recorded during the quarter.

During the quarter, a wholly-owned subsidiary company, changed its name from ICC Integrated Carbonics (Canada) Corp. to U.R.B.A.
Holdings Inc.

(b)  Fiscal Years Ended December 31, 1999 and 1998.

During the last quarter of the fiscal year 1999, the company continued with its program to develop the firm into an operating company. For the 12 months ended December 31, 1999, the company had a net loss of $568,750 or $0.06 cents per share. This loss compares with a loss of $667,601 or $0.07 cents per share for the corresponding 12- month period ended December 31, 1998.

During the year, the company continued to seek financing for its joint ventures in China. In this regard, the company engaged consultants to assist the company concerning structuring development plans, financing strategies, shareholder communications, and creating awareness with the brokerage community by electronic means. While continuing with efforts to obtain financing for the company's China graphite projects, management implemented a diversification strategy to reduce the risk of being unable to raise the necessary funding. As the company was unable to raise the funding, the joint ventures were abandoned and the company has written off its investment resulting in a loss of $253,408.

During the year, a wholly owned subsidiary company, URBA, was incorporated in the province of British Columbia for the purpose of facilitating acquisitions in Canada. During the year the company entered into agreements to acquire, through U.R.B.A. Holdings Inc., all of the outstanding shares of three companies in Canada: Urbana Enterprises, E-Bill Direct Inc., and Enersphere.com, Inc.; the acquisitions were completed subsequent to the year-end.

Liquidity and Capital Resources.

(a)  Nine Months Ended September 30, 2000 and 1999.

The company is a development stage enterprise. The company has no revenue and is continuing to incur substantial costs in connection with pursuing the development of its business. The company's continued existence is dependent on its ability to obtain sufficient financing to meet its financial needs and ultimately to attain profitable operations. At September 30, 2000 the company had a working capital deficiency of $1,398,403 inclusive of loans payable. This compares with a working capital deficiency of $195,985 at September 30, 1999.

(1)  Debt Conversion.

During the period the company settled debts of $40,000 due to a relative of a director of the company by the issuance of 100,000 restricted shares of common stock at $0.40 per share. The company settled a total of $99,900 of accounts payable by the issuance of 333,000 restricted shares of common stock at $0.30 per share and $9,190 of accounts payable by the issuance of 22,975 restricted shares of common stock at $0.40 per share. The company issued 50,000 restricted shares of common stock at $0.40 per share as a retainer on a media relations contract. As consideration for the acquisition of the three subsidiaries during the period, U.R.B.A. Holdings Inc. issued a total of 10,450,000 exchangeable shares.

(2)  Loan Conversions.

At September 30, 2000 loans of $1,174,162 plus accrued interest of $51,213 were outstanding. These loans bear interest at an annual rate of 8% and were due and payable on March 15, 2000. Subsequent to March 15, 2000 $110,000 of principal has been repaid. The company has provided an option to the lenders for the remainder of the unpaid loans to convert the principal amount of the loans into units of the company at a price of $0.57 per unit. Each unit is comprised of one common share of the company and one-half share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional common share of the company at a price of $5.00 per share. This offer is to be made by way of a prospectus which has been filed with the applicable Canadian and United States regulatory authorities.

During the quarter the company received additional loans totaling $107,218. Accrued interest totals $615 to September 30,
2000.  These loans bear interest at rates from 8% to 10% per annum.

(3)  Units Offering.

The company entered into an agency agreement effective April
10, 2000 with Groome Capital.com Inc. whereby the company and this firm engaged in a best efforts offering of up to 20,000,000 special warrants at a price of $1.25 per special warrant. Each special warrant is convertible into one common share and one-half share purchase warrant exercisable for a period of two years at a price of $5.00 per whole share purchase warrant. Groome Capital.com Inc. received an agent's fee equal to 8% of the total amount raised (reduced to 4% for investors on a president's list). In addition, Groome Capital.com Inc. has been granted non-assignable warrants to acquire, without payment of additional consideration, 1 year compensation options providing the right to purchase, at $1.25 per unit, a number of units equal to 10% of the number of special warrants sold under this offering. This offering, which has been closed as of May 11, 2000, resulted in total subscriptions for 847,989 units with total proceeds of $1,059,986 from a total of nine investors in Canada. A similar offering was undertaken in the United States, but no sales resulted from this offering. Pursuant to an agreement dated April 27, 2000, 15% of the gross proceeds of the private placement ($158,997.90) were placed into escrow pursuant to an escrow agreement between the company, Groome Capital.com, Inc., and Pacific Corporate Trust Company (as escrow agent) on the closing of the private placement.

(4)  LocalNet Development.

During the quarter ended on September 30, 2000, the company completed and launched the first generation portal to serve several communities in Ontario, Canada. Development is ongoing to add additional user features and refine the current product. The company is continuing to develop its plans for entering its first revenue cycle by the licensing of LocalNet.

(5)  Proposed Merger.

By a letter of intent dated September 8, 2000, the company agreed to a proposed merger with World Sales & Merchandising Inc., an Ontario company. In connection with this proposed merger, the shareholders of World Sales & Merchandising Inc. would receive 65% of the post-merger fully diluted common stock of the company.

(6)  Capital Expenditures.

No capital expenditures were made during the quarter ended on September 30, 2000

(b)  Fiscal Years Ended December 31, 1999 and 1998.

During the year, the company continued its status as a development stage company. The company has no revenue and is continuing to incur substantial costs in pursuing business opportunities. The company's continued existence is dependent on its ability to obtain sufficient financing to meet its financial needs.

At December 31, 1999 the company had a working capital deficiency of $195,985. This compares with a working capital deficiency of $283,305 at December 31, 1998. During the year the company settled debts of $86,268 to a private company of which an officer is a relative of a Director of the company by the issuance of 215,665 restricted shares at $0.40 per share. The company settled its agreement payable of $130,000 and various of its trade payables of $127,576 by the issuance of restricted shares at $0.40 per share for 325,000 shares and 510,303 shares respectively.

During the year the company received loans totaling $60,000 and further loans of $1,224,162 subsequent to December 31, 1999 for total loans of $1,284,162. These amounts are due March 15, 2000 and bear interest at an annual rate of 8%. If the company defaults on these loans the lender has the right to convert the amount of principal borrowed into shares of the company at $0.50 per share subject to a 15% market price adjustment.

In January, 2000, the company entered into an exclusivity agreement with Eagle Wireless International Corp. of League City, Texas wherein this firm agreed to manufacture and sell set-top boxes to the company and granted exclusive right to the company to sell Eagle Wireless International Corp. manufactured set-top boxes in Canada.

Forward Looking Statements.

The foregoing Management's Discussion and Analysis contains "forward looking statements" within the meaning of Rule 175 of the Securities Act of 1933, as amended, and Rule 3b-6 of the Securities Act of 1934, as amended, including statements regarding, among other items, the company's business strategies, continued growth in the company's markets, projections, and anticipated trends in the company's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the company's control. The company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, among others, the following: reduced or lack of increase in demand for the company's products, competitive pricing pressures, changes in the market price of ingredients used in the company's products and the level of expenses incurred in the company's operations. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained herein will in fact transpire or prove to be accurate. The company disclaims any intent or obligation to update "forward looking statements."

                    DESCRIPTION OF PROPERTY

The company and Urbana.ca Enterprises Corp. currently lease
10,000 square feet of office space for administration, product research and product development in Cambridge, Ontario. The term of the lease is 30 months and commenced on February 1, 2000. The lease has been pre-paid for its term. The Vancouver, British Columbia offices of the company are provided to the company without
charge by Mr. Tyson;   this office space consists of approximately
100 square feet within a larger office. These offices are suitable for the purposes of the company at this time (there is adequate insurance coverage on the assets of the company at these locations).

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past two years, there have not been any transaction that have occurred between the company and its officers, directors, and five percent or greater shareholders, except as follows:

By virtue of the acquisition of the three acquired entities (Urbana.ca Enterprises Corp., Enersphere.com, Inc. and E-Bill Direct, Inc.), and the fact that all directors and officers, except Robert Tyson, are shareholders of one of the acquired entities, said directors and officer beneficially own a cumulative total of 10,450,000 shares in the capital of the company. As such, these individuals are in a position to elect members of the board of directors, set their own compensation and approve affiliated transactions. Although the company's principals intend to act fairly and in full compliance with their fiduciary obligations, there can be no assurance that the company will not, as a result of the conflict of interest described above, possibly enter into arrangements under terms less favorable than it could have obtained had it been dealing with other persons.

The Vancouver, British Columbia offices of the company are provided to the company without charge by Mr. Tyson; this office space consists of approximately 100 square feet within a larger office. This office is, in conjunction with other offices of the company, suitable for the purposes of the company at this time (there is adequate insurance coverage on the assets of the company at this location).

Certain of the officers and directors of the company are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on a board of directors. As a result, certain conflicts of interest may arise between the company and its officers and directors. The company will attempt to resolve such conflicts of interest in favor of the company. The officers and directors of the company are accountable to it and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling the company's affairs. A shareholder may be able to institute legal action on behalf of the company or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to the company.

                  MARKET FOR COMMON EQUITY AND
                  RELATED STOCKHOLDER MATTERS

Market Information.

The company's common stock is traded in the Over-the-Counter
Bulletin Board (symbol "URBA"), having commenced trading on February 13, 1997. The range of closing prices shown below is as reported by this market. The quotations shown reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ending on December 31, 2000

                                            High             Low
Quarter Ended March 31, 2000                12.94            1.12
Quarter Ended June 30, 2000                  7.50            1.19
Quarter Ended September 30, 2000             2.69            0.69

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended on December 31, 1999

                                            High             Low
Quarter Ended March 31, 1999                 1.19            0.37
Quarter Ended June 30, 1999                  1.00            0.32
Quarter Ended September 30, 1999             0.75            0.25
Quarter Ended December 31, 1999              1.37            0.37

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended December 31, 1998

                                            High             Low
Quarter Ended March 31, 1998                 2.37            1.50
Quarter Ended June 30, 1998                  4.62            1.06
Quarter Ended September 30, 1998             1.37            0.50
Quarter Ended December 31, 1998              0.69            0.25

Holders of Common Equity

As of September 30, 2000, there were approximately 43 shareholders of record of the company's common stock. A number of shareholders hold their shares through intermediaries such as American
Depository. As a result, the company does not know the exact number of shareholders of its common shares.

Dividend Information.

The company has not declared or paid a cash dividend to stockholders since it was incorporated in February 1993. The board of directors presently intends to retain any earnings to finance company operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the company's earnings, capital requirements and other factors.

                       EXECUTIVE COMPENSATION

(a) Prior to the year 2000, none of the officers and directors received any compensation from the company. All directors, officers and key employees have been retained under Management Contracts, with an effective date of January 1, 2000. None of these individual's total compensation under these contracts, including special allowances or bonuses, will exceed $70,000 CDN this year (approximately $47,000 as of August 16,
2000). All officers and directors will be reimbursed for expenses incurred on behalf of the company including director expenses pertaining to attendance at meetings. It is anticipated that additional management will be hired as the company develops and revenue is generated. The salaries paid to new employees will be consistent with the salaries of others in similar positions in the industry.

(b) During the year 1999, the company cancelled its previous stock option plan along with all outstanding stock options previously granted to directors, officers, and employees of the company. A new stock option plan was adopted during the year and received shareholders' approval. To date, no options have been granted under this plan. There are no other compensation plans of the company.

(c) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the company in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by the company.

                       FINANCIAL STATEMENTS

                           URBANA.CA, INC.
                     (A development stage company)
                      CONSOLIDATED BALANCE SHEET
                             (Unaudited)

                                                         September 30
                                                              2000

                                ASSETS

CURRENT ASSETS
Cash                                                     $          -
Funds held in trust                                           163,022
Taxes recoverable                                               8,511
Prepaid expenses and deposits                                 110,712

                                                              282,245

DUE FROM RELATED PARTIES                                            -
FURNITURE AND EQUIPMENT, net of depreciation of
$38,864                                                       150,465
GOODWILL, net of amortization of $545,319 (Note 3)          3,090,159

                                                           $3,522,869

                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Bank overdraft                                             $      221
Accounts payable and accrued liabilities                      347,219
Loans payable (Note 4)                                      1,333,208
                                                            1,680,648

DUE TO RELATED PARTIES (Note 6)                                33,156

COMMITMENTS AND CONTINGENCIES (Notes 1 and 7)

STOCKHOLDERS' EQUITY (DEFICIT)
Capital stock (Note 5)
Authorized
Common stock, $0.0001 par value,
70,000,000 shares
Preferred stock, $0.001 par value,
10,000,000 shares
Issued and outstanding 11,588,283
(1999 - 11,082,318) shares of common stock                     11,588
Additional paid-in capital                                  1,301,133
Special warrant proceeds (Note 5)                             886,405
Exchangeable shares (Note 5)                                3,226,500
Deficit accumulated during development stage               (3,586,761)
Accumulated other comprehensive income (loss)                 (29,800)

                                                            1,809,065

                                                           $3,522,869

The accompanying notes are an integral part of these consolidated financial statements

                           URBANA.CA, INC.
                   (A development stage company)
              CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)

                          Three Months        Nine Months      February 23
                             Ended               Ended            1993
                          September 30        September 30    (inception)
                          2000     1999       2000    1999         to
                                                               September 30
                                                                   2000

REVENUE
Interest income             4,024       -     4,024       -        4,024

EXPENSES
Consulting and
management                116,742       -   452,135       -      670,420
Depreciation and
Amortization              197,131     584    579,782    1,753      585,921
Technology contract fees   63,973       -    412,068        -      412,068
Engineering costs               -       -          -        -      274,170
Interest expense           22,557     133     67,193      266       76,829
Office and general
(recovery)                 25,902 (110,904)  292,614   97,832      552,498
Professional fees          91,891    5,933   236,600   16,491    3,440,602
Rent                       12,082    5,023    33,374   16,548       86,455
Salaries                   74,908        -   239,710        -      323,414
Write-off of interest
in mineral property             -        -         -        -       15,000
Write-off of Graphite
processing joint venture        -        -         -        -      253,408

                          605,186  (99,231)2,313,476  132,890      3,590,785

NET INCOME (LOSS)
FOR THE PERIOD           (601,162) (99,231)(2,309,452)(132,890)   (3,586,761)

BASIC NET INCOME (LOSS)
PER SHARE                   (0.05)    0.01      (0.20)   (0.01)

WEIGHTED AVERAGE NUMBER
OF SHARES OF COMMON
STOCK OUTSTANDING      11,588,293 9,465,900 11,532,074 10,229,583

The accompanying notes are an integral part of these consolidated financial statement

                             URBANA.CA, INC.
                    (A development stage company)
               CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (Unaudited)

                                    Nine Months Ended     February 23
                                                               1993
                                      September, 30       (inception) to
                                  2000          1999      September 30
                                                              2000

CASH FLOWS FROM
OPERATING ACTIVITIES
Net Income (loss) for the
period                        $(2,309,452)    $(132,890)   $(3,590,785)
Adjustments to
reconcile net loss to net
cash from operating
activities:
depreciation and amortization     579,782         1,753        585,921
accrued interest income           (4,024)            -         (4,024)
imputed interest on
long term debt                         -             -          9,000
organization costs                     -             -           (308)
loss on disposal of
furniture and equipment                -             -          3,620
write-off of interest
in mineral property                    -             -         15,000
write-off of investment
in graphite processing
joint venture                          -             -        253,408
net changes in non-
cash working capital             152,116        90,704        518,108

CASH USED IN OPERATING
ACTIVITIES                    (1,581,578)      (40,433)    (2,206,036)

CASH FLOWS FROM
INVESTING ACTIVITIES
Purchase of furniture
and equipment                   (162,572)            -       (173,995)
Proceeds from sale of
furniture and equipment                -             -          1,972
Acquisitions of
subsidiaries, net
of cash acquired
(Note 3)                         (75,602)            -        (75,602)
Investment in graphite
processing joint venture               -             -        (37,463)
Purchase of other assets               -             -         (4,500)

CASH USED IN INVESTING
ACTIVITIES                      (238,174)            -       (289,588)

CASH FLOWS FROM
FINANCING ACTIVITIES
Bank overdraft                       221             -            221
Advances from (to)
related parties                 (150,089)            -       (127,858)
Payments on agreement
Payable                                -             -        (70,000)
Loan advances, net of
interest and repayments        1,273,208             -      1,333,208
Issuance of common
Stock                                  -        39,780        662,446
Special warrant
proceeds, net of trust
funds                            727,407             -        727,407

CASH FROM FINANCING
ACTIVITIES                     1,850,747        39,780      2,525,424

EFFECT OF EXCHANGE RATE
CHANGES ON CASH                  (31,530)            -        (29,800)

INCREASE (DECREASE) IN
CASH                                (535)         (653)             -

CASH, BEGINNING OF PERIOD            535           713              -

CASH, END OF PERIOD                    -            60              -

Non-cash activities: Refer to Notes 3 and 5.

The accompanying notes are an integral part of these consolidated financial statement

                           URBANA.CA, INC.
                   (A development stage company)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (Unaudited)

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was organized on February 23, 1993 under the laws of the State of Delaware as PLR, Inc. On October 3, 1997, it changed its name to Integrated Carbonics Corp. and on October 30, 1997, changed its jurisdiction of incorporation to Nevada. On April 15, 1999 a wholly-owned subsidiary company, U.R.B.A. Holdings Inc. ("URBA"), was incorporated under the laws of British Columbia to facilitate acquisitions in Canada.

During January, 2000, the Company acquired, through URBA, 100% of the outstanding shares of Urbana.ca Enterprises Corp. ("Urbana Enterprises"), E-Bill Direct Inc. ("E-Bill"), and Enersphere.com, Inc. ("Enersphere"), which are in the business of developing and marketing internet based products and services through the distribution of set top boxes.

The consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company is a development stage enterprise and as such has no revenue and is incurring substantial costs in connection with the development of its business and requires additional working capital to fund ongoing losses from operations. The ability of the Company to continue as a going concern is dependent on its ability to obtain additional financing and ultimately to attain profitable operations.

By a Letter of Intent dated September 8, 2000, the Company agreed to a proposed merger with World Sales & Merchandising Inc., an Ontario Company ("WSMI"). In connection with this merger, the shareholders of WSMI would receive 65% of the post-merger fully diluted common stock of the Company.

The accompanying unaudited interim financial statements have been prepared in accordance with the rules and disclosure requirements of Regulation S-B and Form 10-QSB. They do not necessarily include all information and footnotes required by generally accepted accounting principles applicable to the Company's annual audited financial statements. However, except as disclosed herein, there has been no material change in accounting principles used or the information disclosed in the notes to the financial statements for the year ended December 31, 1999 included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Form 10-KSB. In the opinion of Management, all adjustments considered necessary for a fair presentation have been made. Operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation.

These financial statements are expressed in US dollars and have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). There are no material measurement differences between US GAAP and Canadian GAAP.

Principles of Consolidation.

The financial statements include the accounts of the Company and its wholly-owned subsidiaries U.R.B.A. Holdings Inc. and Urbana Enterprises Corp. which was formed effective March 10, 2000, when Urbana Enterprises, Enersphere and E-Bill were amalgamated under the statutory laws of the Province of Ontario. All significant intercompany balances and transactions are eliminated on consolidation.

Use of Estimates and Assumptions.

Preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Goodwill.

The company amortizes goodwill on a straight-line basis over five years.

Fair Value of Financial Instruments.

The Company estimates the fair value of financial instruments in accordance with the requirements of SFAS No. 107 - Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities including cash and cash equivalents and notes and accounts payable approximate carrying value due to the short-term maturity of the instruments.

Foreign Currency Translation.

The financial statements are presented in United States dollars.
 In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.


Net Loss per Common Share.

Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company.
Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation.

The Company accounts for stock-based compensation using the intrinsic value based method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No.25"). APB No. 25 requires that compensation cost be recorded for the excess, if any, of the quoted market price of the common stock over the exercise price at the date the options are granted. In addition, as required by SFAS No. 123, the company provides pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123.

NOTE 3 - ACQUISITIONS

Urbana Enterprises.

By agreement dated January 4, 2000, the Company's wholly-owned subsidiary URBA, acquired 100% of the outstanding shares of Urbana Enterprises, a company engaged in distribution of Linux based set top boxes which are used as an alternative method of delivering internet content. Urbana Enterprises was incorporated November 18, 1998 in the province of British Columbia.

In consideration for the acquisition, URBA issued 3,000,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of URBA held. A holder of an exchangeable share may, at any time, require URBA to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. URBA may satisfy the resulting obligation in cash or in Company shares at its option.

Pursuant to the terms of the agreement, the Company issued
3,000,000 common shares in trust to be held under the terms of a trust agreement executed January 4, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

In anticipation of this acquisition, two shareholders of Urbana Enterprises, each holding a 36.75% interest in Urbana Enterprises, became directors of the Company effective July 21, 1999 and, subsequent to the acquisition, entered into five year management contracts for an aggregate of Cdn$120,000 in year 1 and for amounts to be negotiated for years 2 through 5. In addition, the Company has also agreed to grant a total of 400,000 stock options to these individuals pursuant to the Stock Option Plan implemented in 1999.

This business combination has been accounted for using the purchase method of accounting. The purchase price has been allocated as follows:

Assets acquired at fair value:

Current assets           $     17,716
Capital assets                  7,387
Goodwill                    1,093,102

                            1,118,205

Liabilities assumed at fair value:

Accounts payable              (87,474)
Due to related parties       (130,731)

Purchase price 3,000,000 shares at
$0.30 per share           $   900,000

Urbana Enterprises had net losses totaling $193,171 for the period from May 1, 1999 (inception) to the date of acquisition.

Goodwill arising on this acquisition is being amortized on a straight-line basis over 5 years and amortization of $163,962 has been recorded to September 30, 2000.

Effective September 13, 2000, a former shareholder of Urbana
Enterprises resigned as a director of the Company thus forfeiting all further management compensation and 200,000 stock options pursuant to this acquisition agreement.

Effective October 20, 2000, a former shareholder of Urbana
Enterprises resigned as a director of Urbana Enterprises Corp. thus forfeiting all further management compensation pursuant to this acquisition agreement.

E-Bill.

By agreement dated January 10, 2000, the Company's wholly-owned subsidiary URBA, acquired 100% of the outstanding shares of E-Bill, a company engaged in designing, developing and providing electronic presentment and payment services to the business community. E-Bill was incorporated May 27, 1999 in the province of Ontario.

In consideration for the acquisition, URBA issued 2,950,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of URBA held. A holder of an exchangeable share may, at any time, require URBA to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. URBA may satisfy the resulting obligation in cash or in Company shares at its option.

Pursuant to the terms of the agreement, the Company issued
2,950,000 common shares in trust to be held under the terms of a trust agreement executed January 10, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

E-Bill had losses totaling $16,214 for the period from May 27, 1999 (inception) to the date of acquisition.

Subsequent to the acquisition, the Company signed three year management contracts with the two principals of E-Bill in the aggregate of Cdn$120,000 in year 1, Cdn$160,000 in year 2 and Cdn$120,000 in year 3. In addition, the Company has also agreed to grant a total of 200,000 stock options to these individuals pursuant to the Stock Option Plan implemented in 1999.

This business combination has been accounted for using the purchase method of accounting. The purchase price has been allocated as follows:

Assets acquired at fair value:

Current assets               $       9
Capital assets                   4,646
Goodwill                       812,645

                               817,300

Liabilities assumed at fair value:

Accounts payable                (4,021)
Due to related parties         (16,779)

Purchase price 2,950,000 shares at
$0.27 per share              $ 796,500

Goodwill arising on this acquisition is being amortized on a straight-line basis over 5 years and amortization of $121,896 has been recorded to September 30, 2000.

Enersphere.

By agreement dated January 9, 2000, the Company's wholly-owned subsidiary URBA, acquired 100% of the outstanding shares of Enersphere, a content company that utilizes set top boxes as their medium to deliver internet and intranet-based services to customers. Enersphere was incorporated September 28, 1999 in the province of Ontario.

In consideration for the acquisition, URBA paid $84,828 and issued 4,500,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of URBA held. A holder of an exchangeable share may, at any time, require URBA to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. URBA may satisfy the resulting obligation in cash or in Company shares at its option.

Pursuant to the terms of the agreement, the Company issued
4,500,000 common shares in trust to be held under the terms of a trust agreement executed January 9, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

Enersphere had net losses totaling $114,917 for the period from September 28, 1999 (inception) to the date of acquisition.

Subsequent to the acquisition, the Company signed two year management contracts with the two principals of Enersphere in the aggregate Cdn$160,000 in year 1 and Cdn$250,000 in year 2. In addition, the Company has also agreed to grant a total of 200,000 stock options to these individuals pursuant to the Stock Option Plan implemented in 1999.

This business combination has been accounted for using the purchase method of accounting. The purchase price has been allocated as follows:

Assets acquired at fair value:

Current assets                 $       3,540
Capital assets                        10,324
Goodwill                           1,729,731

                                   1,743,595

Liabilities assumed at fair value:

Accounts payable                     (28,995)
Due to related parties               (99,772)

Purchase price $84,828 and 4,500,000
shares at $0.34 per share         $1,614,828

Goodwill arising on this acquisition is being amortized on a straight-line basis over 5 years and amortization of $259,461 has been recorded to September 30, 2000.

NOTE 4 - LOANS PAYABLE

The Company has outstanding loans totaling $1,174,162 plus accrued interest of $51,213 calculated at an annual rate of 8%. These loans were due and payable on March 15, 2000. Subsequent to March 15, 2000 the Company has repaid $110,000 of principal. For the remainder of the unpaid loans, the Company has provided an option to the lenders to convert the principal amount of the loan into units of the Company at a price of $0.57 per unit. Each unit will consist of one common share of the Company and one-half share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $5.00 per share. This offer is to be made by way of a prospectus which has been filed with the applicable Canadian and United States regulatory authorities.

During the quarter, the Company received additional loans totaling $107,218 plus accrued interest of $615. These loans are payable on demand and bear interest at rates from 8% to 10% per annum.

NOTE 5 - CAPITAL STOCK

During the nine month period ended September 30, 2000 the following shares were issued:

Common Shares.

The Company settled $40,000 due to a relative of a director by the issuance of 100,000 restricted shares of common stock at a price of $0.40 per share.

The Company settled a total of $99,900 of accounts payable by the issuance of 333,000 restricted shares of common stock at a price of $0.30 per share.

The Company settled $9,190 of accounts payable by the issuance of 22,975 restricted shares of common stock at a price of $0.40 per share.

The Company issued 50,000 restricted shares of common stock, at a price of $0.40 per share, as a retainer pursuant to a media relations contract dated December 15, 1999.

Exchangeable Shares.

The Company's subsidiary, URBA, issued a total of 10,450,000 exchangeable shares as consideration for the acquisitions of Urbana Enterprises, E-Bill and Enersphere as described in Note 3. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of URBA held and may, at any time, require URBA to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. URBA may satisfy the resulting obligation in cash or in Company shares at its option.

Special Warrant Proceeds.

During the second quarter of 2000 the Company completed a Special Warrant offering for 847,989 Special Warrants at $1.25 per Special Warrant for proceeds, net of offering costs, of $886,405. Currently $158,998 of these proceeds, plus accrued interest, are being held in trust until the earlier of one year or approval of a Prospectus in the applicable jurisdictions in Canada and a Registration with the Securities and Exchange Commission on Form SB-2, both of which have been filed. Each Special Warrant is convertible into one common share and one-half share purchase warrant exercisable for a period of two years at a price of $5.00 per whole share purchase warrant. In addition, the Agent has been granted non-assignable warrants to acquire, without payment of additional consideration, 1 year Compensation Options providing the right to purchase, at $1.25 per unit, a number of units equal to 10% of the number of Special Warrants sold under this offering.

Stock Option Plan.

The Company has adopted a Stock Option Plan which will provide options to purchase up to 2,000,000 common shares of the Company for its employees, officers and directors. The options that will be granted pursuant to the Stock Option Plan are exercisable at a price of $0.50 which is equal to the fair value of the common shares at the time of adoption of the plan. As at September 30, 2000, no stock-based compensation cost has been recorded for any period and no stock options have been issued under this plan.

Refer to Notes 3.

NOTE 6 - RELATED PARTY TRANSACTIONS

All amounts due to and from related parties are unsecured, non-interest bearing, and have no specific terms of repayment.

Refer to Notes 3 and 5.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

During the period the Company entered into a three year lease agreement on additional premises at annual rates of CDN $24,000, $25,000 and $26,000 respectively.

                             AUDITORS' REPORT

To the Board of Directors of Urbana.ca, Inc.

We have audited the consolidated balance sheet of Urbana.ca, Inc. (a development stage company) as at December 31, 1999 and the consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1999 and the results of its operations and the changes in stockholders' equity and cash flows for the year then ended in accordance with generally accepted accounting principles in the United States.

The company's financial statements as at December 31, 1998 and for the year then ended were audited by other auditors who expressed an opinion without reservation on those statements in their report dated March 17, 1999.

/s/  La Bonte & Co.
LaBonte & Co.
Chartered Accountants
February 23, 2000, except as to Note 11 which is as of March 13, 2000 Vancouver, B.C.

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-UNITED STATES
REPORTING DIFFERENCES

In the United States, reporting standards for auditors' would require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by a significant uncertainty such as referred to in Note 1 regarding the company's ability to continue as a going concern. Our report to the directors dated February 23, 2000 is expressed in accordance with Canadian reporting standards which do not permit a reference to such uncertainties in the auditors' report when the uncertainties are adequately disclosed in the financial statements.

/s/  La Bonte & Co.
LaBonte & Co.
Chartered Accountants
February 23, 2000
Vancouver, B.C

Auditors' Report

To the Board of Directors and Shareholders of Integrated Carbonics
Corp.

We have audited the balance sheets of Integrated Carbonics Corp. (a development stage company) as at December 31, 1998 and 1997 and the statements of operations, stockholders' equity and cash flows for the years then ended and for the period from February 23, 1993 (date of incorporation) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1998 and 1997 and the results of its operations, its cash flows and changes in shareholders' equity for the years then ended and for the period from February 23, 1993 (date of incorporation) to December 31, 1998 in accordance with generally accepted accounting principles in the United States of America.

The Company's financial statements for the year ended December 31, 1996 and for the period from February 23, 1993 (date of incorporation) through December 31, 1996 were audited by other auditors whose report, dated November 19, 1997, expressed an unqualified opinion on those statements.

/s/  Deloitte & Touche LLP
Deloitte & Touche LLP
Chartered Accountants
Vancouver, British Columbia
March 17, 1999

Comments by Auditors for U.S. Readers on Canada - United States
Reporting Differences

In the United States, reporting standards for auditors would require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by a significant uncertainty such as referred to in Note 2 regarding the Corporation's ability to continue as a going concern. Our report to the shareholders dated March 17, 1999 is expressed in accordance with Canadian reporting standards which do not permit a reference to such uncertainties in the auditors' report when the uncertainties are adequately disclosed in the financial statements.

/s/  Deloitte & Touche LLP
Deloitte & Touche LLP
Chartered Accountants
Vancouver, British Columbia
March 17, 199

                           URBANA.CA, INC.
                (Formerly Integrated Carbonics Corp.)
                    (A Development Stage Company)
                     CONSOLIDATED BALANCE SHEETS

                                         December 31     December 31
                                             1999           1998

                               ASSETS

CURRENT ASSETS
Cash                                     $       535     $       713
Prepaid expenses                               7,667           2,342

                                               8,202           3,055

DUE FROM RELATED PARTIES (Note 7)             64,037               -

FURNITURE AND EQUIPMENT, net of
Depreciation                                       -           4,784

INVESTMENT IN GRAPHITE PROCESSING
JOINT VENTURE (Note 3)                             -         253,408

                                        $     72,239     $   261,247

               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued
Liabilities                             $    144,187     $   156,360
Agreement payable (Note 4)                         -         130,000
Loans payable (Note 6)                        60,000               -

                                             204,187         286,360

COMMITMENTS AND CONTINGENCIES
(Notes 1 and 10)

STOCKHOLDERS' EQUITY (DEFICIT)
Capital stock (Note 6)
Authorized
Common stock, $0.0001 par value,
70,000,000 shares
Preferred stock, $0.001 par value,
10,000,000 shares
Issued and outstanding
11,082,318 (1998 - 9,856,350) shares
of common stock                             11,082             9,856
Additional paid-in capital               1,132,549           673,590
Deficit accumulated during
development stage                       (1,277,309)         (708,559)
Accumulated other comprehensive
Income                                       1,730                 -

                                          (131,948)          (25,113)

                                       $    72,239          $261,247

The accompanying notes are an integral part of these consolidated financial statements

                           URBANA.CA, INC.
              (Formerly Integrated Carbonics Corp.)
                   (A Development Stage Company)
               CONSOLIDATED STATEMENTS OF OPERATIONS

                                  Year ended    Year ended    February 23, 1993
                                  December 31   December 31   (inception) to
                                  1999          1998          December 31, 9999

EXPENSES

Consulting                        $   218,285   $         -   $       218,285
Depreciation                            1,753         4,078             6,139
Engineering costs                           -       274,170           274,170
Interest expense                            -         9,549             9,636
Office and general                     43,390       195,298           259,884
Professional fees                      23,497        49,752            81,099
Transfer agent and filing fees          9,953         5,556            22,903
Rent                                   18,464        30,494            53,081
Salaries                                    -        83,704            83,704
Write-off of interest in mineral
Property                                    -        15,000            15,000
Write-off of Graphite processing
joint venture (Note 3)                253,408             -           253,408

NET LOSS FOR THE PERIOD           $   568,750   $   667,601   $     1,277,309

BASIC NET LOSS PER SHARE          $      0.06   $      0.07

WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                 10,299,764     9,168,248

The accompanying notes are an integral part of these consolidated financial statements


                                  URBANA.CA, INC.
                     (Formerly Integrated Carbonics Corp.)
                         (A Development Stage Company)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
       FOR THE PERIOD FROM FEBRUARY 23,1993 (INCEPTION) TO DECEMBER 31, 1999

                                                 Deficit     Accumu
                                                 Accumu      lated
                  Common Stock                   lated       other
               Number              Additional    During      Compre
               Of                  Paid In       Develop     hensive
               Shares    Amount    Capital       ment        Income
                                                 Stage                  Total
Common stock
issued for
cash           105,000  $  105     $   2,895     $       -   $     -    $3,000

Net loss,
period ended
December 31
1993                 -       -             -        (2,746)        -    (2,746)

Balance
December 31
1993           105,000     105         2,895        (2,746)        -       254

Net loss
year ended
December 31
1994                 -       -             -           (61)        -       (61)

Balance
December 31
1994           105,000     105         2,895        (2,807)        -       193

Net loss
year ended
December 31
1995                 -       -             -           (61)        -       (61)

Balance
December 31
1995           105,000    105         2,895         (2,868)        -       132

Net loss
year ended
December 31
1996                 -      -             -           (861)        -      (861)

Balance
December 31
1996           105,000    105         2,895         (3,729)        -      (729)

Issued for
interest in
mineral
property       150,000    150       14,850               -         -    15,000

Issued for
Graphite
Processing
Joint Venture
Investment
(Note 3)    6,000,000  6,000             -               -         -     6,000

Common
stock issued
for cash      540,000    540        53,460               -         -    54,000

Net loss
year ended
December 31
1997                -      -             -         (37,229)        -   (37,229)

Balance
December 31
1997       6,795,000  6,795         71,205         (40,958)        -    37,042

Common
stock issued
for cash   3,061,350  3,061        602,385               -         -   605,446

Net loss
year ended
December 31
1998               -      -              -        (667,601)        -  (667,601)

Balance
December 31
1998       9,856,350  9,856        673,590        (708,559)        -   (25,113)

Issued for
consulting
services     535,000    535        172,992               -         -    173,527

Shares
Reacquired
on
cancellation
of contract (360,000)  (360)      (133,362)              -         -   (133,722)

Issued on
Settlement
of debts   1,050,968  1,051        419,329               -         -    420,380

Net loss
year ended
December 31
1999               -      -              -        (568,750)        -  (568,750)

Currency
translation
adjustment         -      -              -               -     1,730     1,730

Balance
December 31
1999      11,082,318 11,082      1,132,549     (1,277,309)     1,730  (131,948)

The accompanying notes are an integral part of these consolidated financial statements


                                 URBANA.CA, INC.
                      (Formerly Integrated Carbonics Corp.)
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 Year ended     Year ended    February 23, 1993
                                 December 31    December 31   (inception) to
                                 1999           1998          December 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss for the period          $(568,750)    $  (667,601)   $ (1,277,309)

Adjustments to reconcile net
loss to net cash from operating
activities:
- depreciation                       1,753           4,078           6,139
- imputed interest on long term
  debt                                   -           9,000           9,000
 - organization costs                    -               -            (308)
 - loss on disposal of furniture
    and equipment                    2,031           1,589           3,620
- write-off of interest in
  mineral property                       -          15,000          15,000
 - write-off of investment in
   graphite processing joint
   venture                         253,408               -         253,408
- net changes in non-cash working
  capital                          226,419         108,496         365,992

CASH USED IN OPERATING ACTIVITIES  (85,139)       (529,438)       (624,458)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of furniture and
equipment                                -         (11,423)        (11,423)
Proceeds from sale of furniture
and Equipment                       1,000              972           1,972
Investment in graphite
processing joint venture                -           (2,420)        (37,463)
Purchase of other assets                -                -          (4,500)

CASH FLOWS FROM (USED IN)
INVESTING ACTIVITIES                1,000          (12,871)        (51,414)

CASH FLOWS FROM FINANCING
ACTIVITIES
Advances from related parties      22,231                -          22,231
Payments on agreement payable           -          (70,000)        (70,000)
Loan advances                      60,000                -          60,000
Issuance of common stock                -          568,446         662,446

CASH FLOWS FROM FINANCING
ACTIVITIES                         82,231          498,446         674,677

EFFECT OF EXCHANGE RATE
CHANGES ON CASH                     1,730                -           1,730

(DECREASE) INCREASE IN CASH          (178)         (43,863)            535

CASH, BEGINNING OF PERIOD             713           44,576               -

CASH, END OF PERIOD                   535              713             535

Non-cash activities: Refer to Notes 3, 4, 6 and 7.

The accompanying notes are an integral part of these consolidated financial statements

                           URBANA.CA, INC.
              (Formerly Integrated Carbonics Corp.)
                   (A Development Stage Company)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The company was organized on February 23, 1993 under the laws of the State of Delaware as PLR, Inc. On October 3, 1997, it changed its name to Integrated Carbonics Corp. and on October 30, 1997, changed its jurisdiction of incorporation to Nevada. On April 15, 1999 a wholly-owned subsidiary company, ICC Integrated Carbonics (Canada) Corp. ("ICC"), was incorporated under the laws of British Columbia to facilitate acquisitions in Canada. The company subsequently changed its name to Urbana.ca, Inc.

The company signed joint venture agreements in 1998 and 1997 for the construction and operation of two graphite processing plants in the People's Republic of China. During the fourth quarter of 1999, due to the inability of the company to raise project funding, these joint venture interests were abandoned (Refer to Note 3). Concurrently, the company entered into agreements to acquire, through ICC, 100% of the outstanding shares of Urbana.ca Enterprises Corp. ("Urbana Enterprises"), (formerly HomeNet100.com Enterprises, Inc.), E-Bill Direct Inc. ("E-Bill"), and Enersphere.com, Inc. ("Enersphere"). Each of these acquisitions was completed subsequent to year end. (Refer to Note 11)

The consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The company is a development stage enterprise and as such has no revenue and is incurring substantial costs in connection with pursuing business opportunities. At December 31, 1999 the company has a working capital deficiency of $195,985 and has losses of $568,750 for the year then ended. The ability of the company to continue as a going concern is dependent on its ability to obtain additional financing and ultimately to attain profitable operations.

As of December 31, 1999, $60,000 has been raised through loans to the company. Subsequent to year end, the company has received additional loans totaling approximately $1,224,162. (Refer to Notes 5 and 11).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCONTING POLICIES

Basis of Presentation

These financial statements are expressed in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Principles of Consolidation

The financial statements include the accounts of the company and its wholly-owned subsidiary ICC Integrated Carbonics (Canada) Corp. All significant intercompany balances and transactions are eliminated on consolidation.

Use of Estimates and Assumptions

Preparation of the company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Investment in Joint Ventures

The company records its investment in joint ventures at cost until such time as the venturers contribute in full their initial capital contribution at which time they are recorded on the equity basis. The investment in joint ventures will be written down when an impairment in value has been determined and will be written off when abandoned.

Foreign Currency Translation

The financial statements are presented in United States dollars.
In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Net Loss Per Common Share

Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the company.
Because the company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-Based Compensation

The company accounts for stock-based compensation using the intrinsic value based method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No.25"). APB No. 25 requires that compensation cost be recorded for the excess, if any, of the quoted market price of the common stock over the exercise price at the date the options are granted. In addition, as required by SFAS No. 123, the company provides pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123.

Recent Accounting Policies.

In June 1998, the FASB issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 establishes standards for accounting for derivative instruments. SFAS 133 is effective for fiscal years beginning after June 15, 1999. The adoption of SFAS 133 does not have a material effect on the company's financial statements.

NOTE 3 - INVESTMENT IN GRAPHITE PROCESSING JOINT VENTURE

Liumao Graphite Mine

On October 7, 1997, the company entered into an agreement with Da-Jung Resource Corp., a company controlled by certain directors of the company, to acquire 100% of its rights and obligations pursuant to an "Agreement on Establishment of a Sino Foreign Equity Joint Venture" with Jixi Liumao Graphite Mine, of Heilongjiang Province, the People's Republic of China. Consideration for this agreement was 6,000,000 restricted shares of the company's common stock, plus $200,000 of which $70,000 has been paid and $130,000 was settled by the issuance of 325,000 restricted shares of common stock.

On November 10, 1997, the company entered into a formal agreement with the Liumao Graphite Mine to form a joint venture company named ICC Liumao Graphite Products, Ltd. The purpose of the joint venture company is to establish value added graphite processing facilities at the Liumao Mine in China to produce high purity graphite, expandable graphite, graphite sheet or other graphite products.

The total investment of the company in the joint venture company is stipulated as 80% of anticipated joint venture construction costs of $28 million, and the company will obtain an 80% share of the profits over a thirty year period. Further investment in the joint venture by the company is contingent on the completion of additional financing arrangements. Due to the inability of the company to raise project funding, the joint venture has been abandoned and the company has written off its investment resulting in a loss of $253,408.

YiChang

On September 21, 1998, the company entered into an interim agreement with YiChang Heng Da Graphite Group Company Ltd. ("YiChang") to obtain a 55% interest in a proposed joint venture between YiChang and the company. Due to the inability of the company to raise project funding, the joint venture project was abandoned without any financial loss to the company.

NOTE 4 - AGREEMENT PAYABLE

                                                     1999        1998

Amount payable to Da-Jung Resource
Corp. on acquisition of its
interest in the graphite processing
joint venture                                       $   -       $130,000

During the year this amount has been settled with the issuance of 325,000 shares of common stock of the company at a price of $0.40 per share.

NOTE 5 - LOANS PAYABLE

During the year the company received loans totaling $60,000. These amounts are due March 15, 2000 and bear interest at an annual rate of 8%. If the company defaults on these loans, the lender has the right to convert the amount of principal borrowed into shares of capital stock of the company at $0.50 per share subject to a 15% market price adjustment.

Refer to Note 11.

NOTE 6 - CAPITAL STOCK

The company has given retroactive effect and restated share numbers to give effect to the following capital transactions:

On March 15, 1996, the company changed its authorized common stock of 15,000 shares with $5.00 par value, to 50,000,000 common shares with par value $.001 and 10,000,000 preferred shares with a par value $.001. The company also approved a forward stock split on the basis of 3,500:1, increasing the number of outstanding shares of common stock from 600 shares to 2,100,000 shares.

On January 17, 1997, the company completed a forward stock split of 5:1, increasing the number of shares of common stock outstanding from 2,100,000 shares outstanding to 10,500,000 shares outstanding.

On October 31, 1997, at a special meeting of the Shareholders, the Shareholders approved a reverse stock split of 1:100 thus reducing the number of common shares outstanding from 25,500,000 shares to 255,000 shares of common stock.

On October 31, 1997, the Shareholders authorized a Regulation
D Rule 504 offering of a maximum of 2,300,000 units at $.10 per unit consisting of one common share and one warrant exercisable at $.33 per share for six months. Pursuant to this financing, the company issued 540,000 shares for proceeds of $54,000 during the year ended December 31, 1997 and 1,760,000 shares for proceeds of $176,000 during the year ended December 31, 1998. In addition, during the year ended December 31, 1998, 1,301,350 of the related share purchase warrants were exercised for proceeds of $429,446 and the remaining share purchase warrants expired.

In January 1999, the company entered into a one-year corporate finance advisory agreement, cancellable at any time on 30 days written notice, and agreed to issue 350,000 restricted shares of common stock at predetermined dates over the course of the contract. 175,000 shares were issued at a value of $39,780 and subsequently the agreement was cancelled.

Also in January 1999, the company entered into a consulting agreement and issued 360,000 restricted common shares at a value of $133,722. No services were provided under this contract and the parties subsequently agreed to terminate the agreement in August 1999 and the 360,000 shares were reacquired by the company at no cost and returned to treasury.

On May 7, 1999, at the company's Annual General Meeting, the shareholders approved an increase in the number of authorized shares of common stock from 50,000,000 shares to 70,000,000 shares. During the year the following transactions were completed:

The company settled debts of $86,268 to a private company of which an officer is a relative of a director of the company, and a director of Urbana Enterprises, by the issuance of 215,670 restricted shares of common stock at a price of $0.40 per share.

As described in Note 4, the company settled its agreement payable by the issuance of 325,000 restricted shares of common stock at a price of $0.40 per share.

The company settled certain of its trade accounts payable by the issuance of 510,305 restricted shares of common stock at a price of $0.40 per share

Refer to Note 11.

NOTE 7 - RELATED PARTY TRANSACTIONS

As of December 31, 1998, accounts payable includes $3,929 due to certain directors of the company and companies under their control. During the year the these parties incurred $43,070 of expenses on behalf of the company and the company made net repayments of $20,109 leaving $26,890 due to these parties at December 31, 1999. During the year, net advances were made directly and indirectly on behalf of the company to Enersphere and Urbana Enterprises, two companies subsequently acquired by the company, totaling $16,266 and $114,661 respectively. (Refer to Note 11)
During the year the company incurred $40,000 of consulting fees to a private company controlled by a relative of a director. In addition, the company incurred $3,335 of consulting fees to a private company of which an officer is a relative of a director of the company and this private company made advances on behalf of the company to Enersphere and Urbana Enterprises totaling $82,933. During the year $86,268 of these amounts were settled by the issuance of 215,670 restricted shares of common stock, leaving $40,000 payable at December 31, 1999 (Refer to Note 11).
All amounts due to and from related parties are unsecured, non-interest bearing, and have no specific terms of repayment.

NOTE 8 - STOCK BASED COMPENSATION

During the year, the company cancelled its previous stock option plan and all options granted thereon. A new Stock Option Plan was adopted which will provide options to purchase up to 2,000,000 common shares of the company for its employees, officers and directors. The options that will be granted pursuant to the Stock Option Plan are exercisable at a price of $0.50 which is equal to the fair value of the common shares at the time of adoption of the plan.

As at December 31, 1999, no stock-based compensation cost has been recorded for any period and no stock options have been issued under this plan.

Refer to Note 11.

NOTE 9 - INCOME TAXES

The company has net operating loss carryforwards which result in deferred tax assets. The realization of the benefits from these deferred tax assets appears uncertain due to the company's limited operating history and continuing losses. Accordingly, no benefit has been recorded for deferred tax assets.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No.
107. Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the company, using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities including cash and cash equivalents and notes and accounts payable approximate carrying value due to the short-term maturity of the instruments.

Uncertainty Due to the Year 2000 Issue

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 issue that may affect the company, including those related to customers, suppliers, or other third parties, have been fully resolved.

NOTE 11 - SUBSEQUENT EVENTS

Loans Payable

During January and February 2000, the company received additional loans of $1,224,162 resulting in a total to date of $1,284,162. These amounts are due March 15, 2000 and bear interest at an annual rate of 8%. If the company defaults on these loans, the lender has the right to convert the amount of principal borrowed into shares of capital stock of the company at $0.50 per share subject to a 15% market price adjustment.

Capital Stock

The company settled $40,000 due to a relative of a director by the issuance of 100,000 restricted shares of common stock at a price of $0.40 per share.

The company settled a total of $99,900 of accounts payable by the issuance of 333,000 restricted shares of common stock at a price of $0.30 per share relating to consulting agreements dated July 14, 1999 and July 19, 1999.

The company settled $9,190 of accounts payable by the issuance of 22,975 restricted shares of common stock at a price of $0.40 per share.

The company issued $50,000 restricted shares of common stock, at a price of $0.40 per share, as a retainer pursuant to a media relations contract dated December 15, 1999.

Acquisitions

Subsequent to year end, the company completed the following acquisitions:

(a)  Urbana Enterprises

By agreement dated January 4, 2000, the company's wholly-owned subsidiary ICC, acquired 100% of the outstanding shares of Urbana Enterprises, a company engaged in distribution of Linux based set top boxes which are used as an alternative method of delivering internet content. Urbana Enterprises was incorporated November 18, 1998 in the province of British Columbia.

In consideration for the acquisition, ICC issued 3,000,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the company on a basis of one vote for each exchangeable share of ICC held. A holder of an exchangeable share may, at any time, require ICC to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the company. ICC may satisfy the resulting obligation in cash or in company shares at its option. Any exchangeable share not exchanged within 25 years is to be cancelled.

Pursuant to the terms of the agreement, the company issued
3,000,000 common shares in trust to be held under the terms of a trust agreement executed January 4, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

In anticipation of this acquisition, two shareholders of Urbana Enterprises, each holding a 36.75% interest in Urbana Enterprises, became directors of the company effective July 21, 1999 and, subsequent to the acquisition, entered into five year management contracts for an aggregate of Cdn$120,000 in year 1 and for amounts to be negotiated for years 2 through 5. In addition, the company has also agreed to grant a total of 400,000 stock options to these individuals pursuant to the Stock Option Plan implemented in 1999.

Urbana Enterprises had net losses totaling $193,171 for the period from May 1, 1999 (inception) to December 31, 1999.

This business combination will be accounted for using the purchase method of accounting. The purchase price has been allocated as follows:

Assets acquired at fair value:

Current assets                $     17,716
Capital assets                       7,387
Goodwill                         1,093,102

                                 1,118,205

Liabilities assumed at fair value:

Accounts payable                   (87,474)
Due to related parties            (130,731)

Purchase price 3,000,000 shares at
$0.30 per share                   $900,000

Goodwill arising on this acquisition will be amortized on a straight-line basis over 5 years.

(b)   E-Bill

By agreement dated January 10, 2000, the company's wholly-owned subsidiary ICC, acquired 100% of the outstanding shares of E-Bill, a company engaged in designing, developing and providing electronic presentment and payment services to the business community. E-Bill was incorporated May 27, 1999 in the province of Ontario.

In consideration for the acquisition, ICC issued 2,950,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the company on a basis of one vote for each exchangeable share of ICC held. A holder of an exchangeable share may, at any time, require ICC to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the company. ICC may satisfy the resulting obligation in cash or in company shares at its option. Any exchangeable share not exchanged within 25 years is to be cancelled.

Pursuant to the terms of the agreement, the company issued
2,950,000 common shares in trust to be held under the terms of a trust agreement executed January 10, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

This business combination will be accounted for using the purchase method of accounting. The purchase price has been allocated as follows:

Assets acquired at fair value:

Current assets                       $      9
Capital assets                          4,646
Goodwill                              812,645

                                      817,300

Liabilities assumed at fair value:

Accounts payable                       (4,021)
Due to related parties                (16,779)

Purchase price 2,950,000 shares at
$0.27 per share                      $796,500

Goodwill arising on this acquisition will be amortized on a straight-line basis over 5 years.

E-Bill had losses totaling $16,214 for the period from May 27, 1999 (inception) to December 31, 1999.

Subsequent to the acquisition, the company signed three year management contracts with the two principals of E-Bill in the aggregate of Cdn$120,000 in year 1, Cdn$160,000 in year 2 and Cdn$120,000 in year 3. In addition, the company has also agreed to grant a total of 200,000 stock options to these individuals pursuant to the Stock Option Plan implemented in 1999.

(c)   Enersphere

By agreement dated January 9, 2000, the company's wholly-owned subsidiary ICC, acquired 100% of the outstanding shares of Enersphere, a content company that utilizes set-top boxes as their medium to deliver internet and intranet-based services to customers. Enersphere was incorporated September 28, 1999 in the province of Ontario.

In consideration for the acquisition, ICC paid $84,828 and issued 4,500,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the company on a basis of one vote for each exchangeable share of ICC held. A holder of an exchangeable share may, at any time, require ICC to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the company. ICC may satisfy the resulting obligation in cash or in company shares at its option. Any exchangeable share not exchanged within 25 years is to be cancelled.

Pursuant to the terms of the agreement, the company issued
4,500,000 common shares in trust to be held under the terms of a trust agreement executed January 9, 2000 until such time as the exchangeable shares are exchanged by their holders or all remaining exchangeable shares are cancelled.

This business combination will be accounted for using the purchase method of accounting. The purchase price has been allocated as follows:

Assets acquired at fair value:

Current assets                    $    3,540
Capital assets                        10,324
Goodwill                           1,729,731

                                   1,743,595

Liabilities assumed at fair value:

Accounts payable                     (28,995)
Due to related parties               (99,772)

Purchase price $84,828 and 4,500,000
shares at $0.34 per share         $1,614,828

Goodwill arising on this acquisition will be amortized on a straight-line basis over 5 years.

Enersphere had net losses totaling $114,917 for the period from September 28, 1999 (inception) to December 31, 1999.

Subsequent to the acquisition, the company signed two year management contracts with the two principals of Enersphere in the aggregate Cdn$160,000 in year 1 and Cdn$250,000 in year 2. In addition, the company has also agreed to grant a total of 200,000 stock options to these individuals pursuant to the Stock Option Plan implemented in 1999.

Financing Agreement

Subsequent to December 31, 1999 the company entered into an agreement with an Agent to raise up to US$25,000,000 by a private placement offering of Special Warrants. The company will issue up to 5,555,555 Special Warrants at a price of US$4.50 per Special Warrant pursuant to a best efforts offering by the Agent. A cash commission of 8% of the capital raised by the Special Warrants is payable along with Compensation Options equal to 10% of the units issued. Each Special Warrant will entitle the holder to receive, for no additional consideration, one common share of the company and one half of one Common Share Purchase Warrant. Each whole Common Share Purchase Warrant will entitle the holder to purchase one common share at a price of US$10.00 for a period of 24 months from the date of closing of the offer which would result in further funding of US$27,777,777 if all the Common Share Purchase Warrants were exercised. Closing of the financing is to be April 26, 2000 or such other date as agreed by the company and the Agent.

Amalgamation

Effective March 10, 2000, Urbana Enterprises, Enersphere and E-Bill were amalgamated under the statutory laws of the Province of Ontario into a new company named Urbana Enterprises Corp.

Name change

Effective February 22, 2000, ICC changed its name to U.R.B.A.
Holdings Inc.

Proforma Consolidated Financial Information

The following pro-forma consolidated financial information, consisting of the pro-forma consolidated balance sheet as at December 31, 1999, has been prepared to illustrate the estimated effect of ICC's acquisitions of Urbana Enterprises, Enersphere and E-Bill, as described in note 11, as if they had occurred on December 31, 1999. The pro-forma consolidated balance sheet presents the effect on the consolidated balance sheet of the company based on the following pro-forma adjustments:

The acquisition of Urbana Enterprises as described in Note 11 and the allocation of the purchase price thereon.

The acquisition of Enersphere as described in Note 11 and the allocation of the purchase price thereon.

The acquisition of E-Bill as described in Note 11 and the allocation of the purchase price thereon.

The reallocation and elimination of certain intercompany balances.

                            COMPILATION REPORT

To the Board of Directors of Urbana.ca, Inc.

We have reviewed, as to compilation only, the accompanying pro-forma balance sheets of Urbana.ca, Inc. (a development stage company) as at December 31, September 30 and June 30, 1999 and the pro-forma consolidated statements of loss and deficit for the year ended December 31, 1999, the nine months ended September 30, 1999 and the six months ended June 30, 1999. In our opinion, these pro-forma consolidated financial statements have been properly compiled to give effect to the transactions and assumptions described in the notes thereto.

/s/  La Bonte & Co.
LaBonte & Co.
Chartered Accountants
April 21, 2000
Vancouver, B.C.


                                   URBANA.CA, INC.
                        (Formerly Integrated Carbonics Corp.)
                           (A Development Stage Company)
                        PRO FORMA CONSOLIDATED BALANCE SHEET

                                 Pro-Forma Adjustments
                                                                      Pro Forma
                                                                      Consoli
                           Urbana                                     dated
              Urbana.ca    Enter-   Enersphere   E-Bill               Urbana.ca,
              Inc.         prises                                     Inc.
                            (1)        (2)        (3)        (4)

ASSETS

CURRENT
ASSETS            8,202     17,716      3,540         9                  29,467

DUE FROM
RELATED
PARTIES          64,037          -          -         -    (64,037)           -

FURNITURE
AND
EQUIPMENT
net of
depreciation          -      7,387     10,324     4,646         -        22,357

GOODWILL              -  1,093,102  1,729,731   812,645         -     3,635,478

                 72,239  1,118,205  1,743,595   817,300    (64,037)   3,687,302

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
LIABILITIES     204,187     87,474     28,995     4,021          -      324,677

DUE TO RELATED
PARTIES               -    130,731    184,600    16,779    (64,037)     268,073

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock      11,082         -          -         -          -       11,082
Additional paid
In Capital     1,132,549         -          -         -          -    1,132,549
Exchangeable
Shares                 -   900,000  1,530,000  796,500           -    3,226,500

Deficit
Accumulated
during
development
stage         (1,277,309)        -          -        -           -   (1,277,309)
Accumulated
other
comprehensive
income             1,730         -          -        -           -        1,730

                (131,948)  900,000  1,530,000  796,500           -    3,094,552

                  72,239 1,118,205  1,743,595  817,300     (64,037)   3,687,302

                          URBANA.CA, INC.
              (Formerly Integrated Carbonics Corp.)
                  (A development stage company)
NOTES AND ASSUMPTIONS TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
              DECEMBER 31, SEPTEMBER 30 AND JUNE 30, 1999
                 (Unaudited - See Compilation Report)

NOTE 1 - BASIS OF PRESENTATION

In January 2000, the Company's wholly-owned subsidiary, ICC Integrated Carbonics (Canada) Corp. ("ICC"), acquired 100% of the outstanding shares of Urbana.ca Enterprises Corp. ("Urbana Enterprises"), E-Bill Direct Inc. ("E-Bill"), and Enersphere.com, Inc. ("Enersphere"). In consideration for these acquisitions, ICC issued exchangeable shares which are exchangeable on a 1 for 1 basis for shares of the Company.

The pro-forma consolidated financial statements have been prepared to reflect the financial position of the Company as at December 31, September 30 and June 30, 1999 and the results of its operations for the year ended December 31, the nine months ended September 30 and the six months ended June 30, 1999 assuming the acquisitions of Urbana Enterprises, E-Bill and. Enersphere had occurred on the date of incorporation for E-Bill and Enersphere and the date of commencement of operations for Urbana Enterprises. The goodwill resulting from these acquisitions has been amortized from the assumed date of acquisition. (Refer to Note 3)

The pro-forma consolidated financial statements are based on the audited financial statements of the Company, Urbana Enterprises, E-Bill and Enersphere as at December 31, 1999 and the unaudited financial statements of the Company, Urbana Enterprises, E-Bill and Enersphere as at September 30 and June 30, 1999.

These consolidated pro-forma financial statements should be read in conjunction with Company's December 31, 1999 audited consolidated financial statements.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These pro-forma financial statements are expressed in US dollars.
Principles of Consolidation

These pro-forma financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions are eliminated on consolidation.

Goodwill

The company amortizes goodwill on a straight-line basis over five years.

NOTE 3 - ACQUISITIONS

Urbana Enterprises

By agreement dated January 4, 2000, the Company's wholly-owned subsidiary ICC, acquired 100% of the outstanding shares of Urbana Enterprises, a company engaged in distribution of Linux based set top boxes which are used as an alternative method of delivering internet content. Urbana Enterprises was incorporated November 18, 1998 in the Province of British Columbia, Canada. For purposes of these pro-forma consolidated financial statements, it is assumed that this acquisition took place on May 1, 1999, the date of commencement of operations of Urbana Enterprises.

In consideration for the acquisition, ICC issued 3,000,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of ICC held. A holder of an exchangeable share may, at any time, require ICC to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. ICC may satisfy the resulting obligation in cash or in Company shares at its option. Any exchangeable share not exchanged within 25 years is to be cancelled.

This business combination has been accounted for using the purchase method of accounting. The purchase price has been allocated as follows as at the actual and assumed acquisition dates:

                                        January 4            May 1, 1999
                                          2000
                                         (Actual)            (Pro-Forma)

Assets acquired at fair value:
Current assets                          $     17,716        $       68
Capital assets                                 7,387                 -
Goodwill                                   1,093,102           899,932

                                           1,118,205           900,000

Liabilities assumed at fair value:
Accounts payable                             (87,474)                -
Due to related parties                      (130,731)                -

Purchase price 3,000,000 shares at
$0.30 per share                         $    900,000        $ 900,000

E-Bill

By agreement dated January 10, 2000, the Company's wholly-owned subsidiary ICC, acquired 100% of the outstanding shares of E-Bill, a company engaged in designing, developing and providing electronic presentment and payment services to the business community. E-Bill was incorporated May 27, 1999 in the Province of Ontario, Canada. For purposes of these pro-forma consolidated financial statements, it is assumed that this acquisition took place on the date of incorporation of E-Bill.

In consideration for the acquisition, ICC issued 2,950,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of ICC held. A holder of an exchangeable share may, at any time, require ICC to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. ICC may satisfy the resulting obligation in cash or in Company shares at its option. Any exchangeable share not exchanged within 25 years is to be cancelled.

This business combination has been accounted for using the purchase method of accounting. The purchase price has been allocated as follows as at the actual and assumed acquisition dates:


                                        January 4            May 1, 1999
                                          2000
                                         (Actual)            (Pro-Forma)

Assets acquired at fair value:
Current assets                           $       9           $        69
Capital assets                               4,646                     -
Goodwill                                   812,645               796,431

                                           817,300               796,500

Liabilities assumed at fair value:

Accounts payable                            (4,021)                    -
Due to related parties                     (16,779)                    -

Purchase price 2,950,000 shares at
$0.27 per share                            796,500               796,500

Enersphere

By agreement dated January 9, 2000, the Company's wholly-owned subsidiary ICC, acquired 100% of the outstanding shares of Enersphere, a content company that utilizes set-top boxes as their medium to deliver internet and intranet-based services to customers. Enersphere was incorporated September 28, 1999 in the Province of Ontario, Canada. For purposes of these pro-forma consolidated financial statements, it is assumed that this acquisition took place on the date of incorporation of Enersphere.

In consideration for the acquisition, ICC paid $84,828 and issued 4,500,000 non-voting exchangeable shares. The holders of these shares have been granted votes in the Company on a basis of one vote for each exchangeable share of ICC held. A holder of an exchangeable share may, at any time, require ICC to repurchase the exchangeable share for an amount equal to the then current market value of a common share of the Company. ICC may satisfy the resulting obligation in cash or in Company shares at its option. Any exchangeable share not exchanged within 25 years is to be cancelled.

This business combination has been accounted for using the purchase method of accounting. The purchase price has been allocated as follows as at the actual and assumed acquisition dates:


                                        January 4          Sept 28, 1999
                                          2000
                                         (Actual)            (Pro-Forma)

Assets acquired at fair value:
Current assets                          $   3,540          $         13
Capital assets                             10,324                     -
Goodwill                                1,729,731             1,614,815

                                        1,743,595             1,614,828

Liabilities assumed at fair value:
Accounts payable                          (28,995)                    -
Due to related parties                    (99,772)                    -

Purchase price $84,828 and 4,500,000
shares at $0.34 per share               1,614,828             1,614,828

NOTE 4 - GOODWILL

Goodwill and amortization resulting from each acquisition has been recorded for the periods ended December 31, September 30 and June
30, 1999 as follows:

                                     December     September     June 30
                                      31 1999      30 1999       1999

Goodwill on acquisition              $3,311,178   $3,311,178    $1,696,363

Amortization                           (293,652)    (128,091)      (43,272)

Goodwill, net of
Amortization                         $3,017,526   $3,183,087    $1,653,091

NOTE 5 - PRO-FORMA ADJUSTMENTS

The pro-forma consolidated financial statements reflect the following pro-forma adjustments to the financial statements of the Company, Urbana Enterprises, E-Bill and Enersphere as at December 31, 1999 September 30, 1999 and June 30, 1999:
(1) Record the acquisitions of Urbana Enterprises, E-Bill, and Enersphere, and the issuance of exchangeable shares of ICC as described in Note 3.

(2) Record goodwill on acquisitions, elimination of capital stock of subsidiaries, and Elimination of the Company's Investment in Subsidiaries of $3,311,328 at December 31, 1999 and September 30, 1999 and $1,696,500 at June 30, 1999 and allocation of the purchase price as described in Note 3.

(3)  Record amortization of Goodwill as described in Note 4.

(4)  Record the write-off of the Investment in Graphite Joint
Venture upon acquisition of Urbana Enterprises and change in business.

                          AUDITORS' REPORT

To the Directors of Urbana.ca Enterprises Corp.

We have audited the balance sheet of Urbana.ca Enterprises Corp. as at January 3, 2000 and the statements of loss and deficit, and cash flows for the initial period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 3, 2000 and the results of its operations and its cash flows for the initial period then ended in accordance with generally accepted accounting principles.


/s/  La Bonte & Co.
LaBonte & Co.
Chartered Accountants
March 31, 2000
Vancouver, B.C.

                   URBANA.CA ENTERPRISES CORP.
                          BALANCE SHEET

                                                            January 3
                                                               2000

                              ASSETS

CURRENT
Cash                                                        $   11,871
Accounts receivable                                             11,949
Other assets                                                     1,750

                                                                25,570

CAPITAL ASSETS, net of amortization                             10,662

                                                            $   36,232

LIABILITIES

CURRENT
Accounts payable and accrued liabilities                    $   21,187
Due to related parties (Note 4)                                293,749

                                                               314,936

                             CAPITAL DEFICIENCY

SHARE CAPITAL (Note 3)                                             100

DEFICIT                                                       (278,804)

                                                              (278,704)

                                                            $   36,262

The accompanying notes are an integral part of these financial statements

                      URBANA.CA ENTERPRISES CORP.
                     STATEMENT OF LOSS AND DEFICIT

                                                          May 1, 1999
                                                         (inception) to
                                                          January 3, 2000

EXPENSES
Amortization                                              $     2,204
Consulting and management fees                                181,853
Office and general                                             85,313
Professional fees                                               5,684
Rent                                                            3,750

NET LOSS FOR THE PERIOD                                       278,804

DEFICIT, BEGINNING OF PERIOD                                        -

DEFICIT, END OF PERIOD                                    $   278,804

The accompanying notes are an integral part of these financial statements

                    URBANA.CA ENTERPRISES CORP.
                     STATEMENT OF CASH FLOWS

                                                          May 1, 1999
                                                         (inception) to
                                                          January 3,
                                                               2000

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period                                   $   (278,804)
Adjusted for item not involving cash:
- amortization                                                   2,204

                                                              (276,600)

Net changes in non-cash working capital items                    7,488

Cash flows used in operating activities                       (269,112)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of capital assets                                  (12,866)

Cash flows used in investing activities                        (12,866)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares                                   100
Advances from related parties                                  293,749

Cash flows from financing activities                           293,849

INCREASE IN CASH                                                11,871

CASH, BEGINNING OF PERIOD                                            -

CASH, END OF PERIOD                                             11,871

The accompanying notes are an integral part of these financial statements

                    URBANA.CA ENTERPRISES CORP.
                   NOTES TO FINANCIAL STATEMENT
                         JANUARY 3, 2000

NOTE 1- NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated November 18, 1998 in the Province of British Columbia. Effective July 26, 1999 the Company changed its name from Home.net100.com Enterprises, Inc. to Urbana.ca Enterprises Corp. The Company is engaged in distribution of Linux based set-top boxes which are used as an alternative method of delivering internet content and commenced operations May 1, 1999.

These financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has losses for the initial period ended January 3, 2000 which were financed primarily by advances from related parties. The ability of the Company to continue as a going concern is dependent on its ability to obtain additional financing and ultimately to obtain profitable operations.

Effective January 4, 2000, 100% of the outstanding shares of the Company were acquired by U.R.B.A. Holdings Inc. ("URBA"), a British Columbia company which is a wholly-owned subsidiary of Urbana.ca, Inc., a publicly traded Nevada company listed on the OTC Bulletin Board which has raised funding to finance the development of the Company's business.

In addition, effective March 10, 2000, the Company was amalgamated with E-Bill Direct Inc., a private Ontario company and Enersphere.com, Inc., a private Ontario company, both of which were also acquired by URBA. The companies were amalgamated into a new company named Urbana Enterprises Corp. under the statutory laws of the Province of Ontario.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are expressed in Canadian dollars and have been prepared in accordance with accounting principles generally accepted in Canada.

Capital Assets

Capital assets are recorded at cost and are amortized over their estimated useful lives at the following rates: Computer hardware - straight-line basis over two years; Office furniture - straight-line basis over five years; Computer software - straight-line basis over one year.

Foreign Currency Translation

The financial statements are presented in Canadian dollars.
Foreign denominated monetary assets and liabilities are translated to their Canadian dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary items are translated at historical exchange rates, except for items carried at market value, which are translated at the rate of exchange in effect at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Exchange gains or losses arising on foreign currency translation are included in the determination of operating results for the period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Financial Instruments

The fair value of the Company's current assets and current liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

NOTE 3 - SHARE CAPITAL

Authorized:
100,000,000 Common Shares, no par value

                                               Shares         Value
Issued and outstanding:
Common Shares                                10,000,000      $   100

NOTE 4 - RELATED PARTY TRANSACTIONS

During the period the Company incurred $152,824 in consulting and management fees to two directors of the Company. In addition, $56,772 was paid by these directors and a relative of a director on behalf of the Company for general and administrative expenses. A total of $105,064 of these amounts are unpaid as of the end of the period.

The Company received net advances totaling $111,905 from Urbana.ca, Inc., U.R.B.A. Holdings Inc. and Enersphere.com, Inc. and $76,780 from a private company controlled by a relative of a director.

All amounts are unsecured, non-interest bearing and have no specified terms of repayment.

NOTE 5 - UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 issue that may affect the Company have been fully resolved.

                          AUDITORS' REPORT

To the Directors of E-Bill Direct Inc.

We have audited the balance sheet of E-Bill Direct Inc. as at January 9, 2000 and the statements of loss and deficit, and cash flows for the initial period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 9, 2000 and the results of its operations and its cash flows for the initial period then ended in accordance with generally accepted accounting principles.


/s/  La Bonte & Co.
LaBonte & Co.
Chartered Accountants
March 31, 2000
Vancouver, B.C.

                         E-BILL DIRECT INC.
                            BALANCE SHEET

                                                      January 9, 2000

                                ASSETS

CURRENT
Accounts receivable                                   $         13

CAPITAL ASSETS, net of amortization                          6,705

                                                      $      6,718

LIABILITIES

CURRENT
Accounts payable and accrued liabilities              $      5,803
Due to related parties (Note 4)                             24,217

                                                            30,020

                           CAPITAL DEFICIENCY

SHARE CAPITAL (Note 3)                                         100

DEFICIT                                                    (23,402)

                                                           (23,302)

                                                      $      6,718

The accompanying notes are an integral part of these financial statements

                        E-BILL DIRECT INC.
                 STATEMENT OF LOSS AND DEFICIT

                                                         May 27, 1999
                                                        (inception) to
                                                         January 9, 2000

EXPENSES
Amortization                                             $     1,145
Office and general                                            16,617
Professional fees                                              5,640

NET LOSS FOR THE PERIOD                                       23,402

DEFICIT, BEGINNING OF PERIOD                                       -

DEFICIT, END OF PERIOD                                   $    23,402

The accompanying notes are an integral part of these financial statements

                          E-BILL DIRECT INC.
                       STATEMENT OF CASH FLOWS

                                                         May 27, 1999
                                                        (inception) to
                                                         January 9, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period                                  $   (23,402)
Adjusted for item not involving cash:
- amortization                                                 1,145

                                                             (22,257)

Net changes in non-cash working capital items                  5,790

Cash flows used in operating activities                      (16,467)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of capital assets                                 (7,850)

Cash flows used in  investing activities                      (7,850)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares                                 100
Advances from shareholders                                    24,217

Cash flows from financing activities                          24,317

INCREASE IN CASH                                                   -

CASH, BEGINNING OF PERIOD                                          -

CASH, END OF PERIOD                                                -

The accompanying notes are an integral part of these financial statements

                          E-BILL DIRECT INC.
                   NOTES TO FINANCIAL STATEMENTS

                         JANUARY 9, 2000

NOTE 1- NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated May 27, 1999 in the Province of
Ontario and is engaged in designing, developing and providing electronic presentment services to the business community.

These financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has losses for the initial period ended January 9, 2000 which were financed primarily by advances from related parties. The ability of the Company to continue as a going concern is dependent on its ability to obtain additional financing and ultimately to obtain profitable operations.

Effective January 10, 2000, 100% of the outstanding shares of the Company were acquired by U.R.B.A. Holdings Inc. ("URBA"), a British Columbia company which is a wholly-owned subsidiary of Urbana.ca, Inc., a publicly traded Nevada company listed on the OTC Bulletin Board which has raised funding to finance the development of the Company's business.

In addition, effective March 10, 2000, the Company was amalgamated with Urbana.ca Enterprises Corp., a private British Columbia company and Enersphere.com, Inc., a private Ontario company, both of which were also acquired by URBA. The companies were amalgamated into a new company named Urbana Enterprises Corp. under the statutory laws of the Province of Ontario.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are expressed in Canadian dollars and have been prepared in accordance with accounting principles generally accepted in Canada.

Capital Assets

Capital assets are recorded at cost and are amortized over their estimated useful lives at the following rates: Computer software - straight-line basis over three years.

Foreign Currency Translation

The financial statements are presented in Canadian dollars.
Foreign denominated monetary assets and liabilities are translated to their Canadian dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary items are translated at historical exchange rates, except for items carried at market value, which are translated at the rate of exchange in effect at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Exchange gains or losses arising on foreign currency translation are included in the determination of operating results for the period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Financial Instruments

The fair value of the Company's current assets and current liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

NOTE 3 - SHARE CAPITAL

Authorized:

Unlimited Common Shares, no par value
Unlimited Class "A" Preference shares, no par value

                                            Shares          Value
Issued and outstanding:
      Common Shares                        2,950,000       $  100

NOTE 4 - RELATED PARTY TRANSACTIONS

During the period $16,467 of expenses were incurred by a director on behalf of the Company and a total of $7,850 of computer software was acquired from another director of the Company.

Amounts due to related parties are unsecured, non-interest bearing and have no specified terms of repayment.

NOTE 5 - UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 issue that may affect the Company have been fully resolved.

                        AUDITORS' REPORT

To the Directors of Enersphere.com, Inc.

We have audited the balance sheet of Enersphere.com, Inc. as at January 8, 2000 and the statements of loss and deficit, and cash flows for the initial period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 8, 2000 and the results of its operations and its cash flows for the initial period then ended in accordance with generally accepted accounting principles.


/s/  La Bonte & Co.
LaBonte & Co.
Chartered Accountants
March 31, 2000
Vancouver, B.C.


                    ENERSPHERE.COM, INC.
                       BALANCE SHEET

                                                  January 8, 2000

                            ASSETS

CURRENT
Cash                                              $        1,445
Accounts receivable                                        3,664

                                                           5,109

CAPITAL ASSETS, net of amortization                       14,900

                                                  $       20,009

LIABILITIES

CURRENT
Accounts payable and accrued liabilities          $       41,848
Due to related parties (Note 4)                          144,000

                                                         185,848

                         CAPITAL DEFICIENCY

SHARE CAPITAL (Note 3)                                        20

DEFICIT                                                 (165,859)

                                                        (165,839)

                                                  $       20,009

The accompanying notes are an integral part of these financial
Statements.

                       ENERSPHERE.COM, INC.
                 STATEMENT OF LOSS AND DEFICIT

                                                 September 28, 1999
                                                   (inception) to
                                                   January 8, 2000

EXPENSES
Amortization                                     $        3,003
Consulting and management fees                           18,613
Office and general                                          146
Research and development                                144,097

NET LOSS FOR THE PERIOD                                 165,859

DEFICIT, BEGINNING OF PERIOD                                  -

DEFICIT, END OF PERIOD                           $      165,859

The accompanying notes are an integral part of these financial statements

                      ENERSPHERE.COM, INC.
                     STATEMENT OF CASH FLOWS

                                                 September 28, 1999
                                                    (inception) to
                                                   January 8, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year                               $   (165,859)
Adjusted for items not involving cash:
- amortization                                             3,003
- research and development                                94,097

                                                         (68,759)

Net changes in non-cash working capital items             38,184

Cash flows used in operating activities                  (30,575)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related parties                             32,000
Proceeds from issuance of shares                              20

Cash flows from financing activities                      32,020

INCREASE IN CASH                                           1,445

CASH, BEGINNING OF YEAR                                        -

CASH, END OF YEAR                                          1,445

The accompanying notes are an integral part of these financial statements

                       ENERSPHERE.COM, INC.
                  NOTES TO FINANCIAL STATEMENTS

                        JANUARY 8, 2000

NOTE 1- NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated September 28, 1999 in the Province of Ontario and is a content company that utilizes set-top boxes as their medium to deliver internet and intranet-based services to customers.

These financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has losses for the initial period ended January 8, 2000 which were financed primarily by advances from related parties. The ability of the Company to continue as a going concern is dependent on its ability to obtain additional financing and ultimately to obtain profitable operations.

Effective January 9, 2000, 100% of the outstanding shares of the Company were acquired by U.R.B.A. Holdings Inc. ("URBA"), a British Columbia company which is a wholly-owned subsidiary of Urbana.ca, Inc., a publicly traded Nevada company listed on the OTC Bulletin Board which has raised funding to finance the development of the Company's business.

In addition, effective March 10, 2000, the Company was amalgamated with Urbana.ca Enterprises Corp., a private British Columbia company and E-Bill Direct Inc., a private Ontario company, both of which were also acquired by URBA. The companies were amalgamated into a new company named Urbana Enterprises Corp. under the statutory laws of the Province of Ontario.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are expressed in Canadian dollars and have been prepared in accordance with accounting principles generally accepted in Canada.

Capital Assets

Capital assets are recorded at cost and are amortized over their estimated useful lives at the following rates: Computer hardware - straight-line basis over two years.

Research and development costs

Ongoing research and development costs are expensed as incurred.

Foreign Currency Translation

The financial statements are presented in Canadian dollars.
Foreign denominated monetary assets and liabilities are translated to their Canadian dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary items are translated at historical exchange rates, except for items carried at market value, which are translated at the rate of exchange in effect at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Exchange gains or losses arising on foreign currency translation are included in the determination of operating results for the period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Financial Instruments

The fair value of the Company's current assets and current liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

NOTE 3 - SHARE CAPITAL

Authorized:

Unlimited Common Shares, no par value

                                               Shares     Value
Issued and outstanding:
      Common Shares                          2,123,000   $    20

NOTE 4 - RELATED PARTY TRANSACTIONS

During the period the Company acquired form shareholders computer equipment for $17,903 and intellectual property rights for $94,097 representing reimbursement of research and development costs incurred. At January 8, 2000 these amounts were outstanding and payable to the shareholders.

During the period $12,000 of advances were made to the Company and $20,000 of accounts payable was paid on behalf of the Company by Urbana.ca Enterprises Corp.

A total of $8,833 of management fees were paid to directors of the Company.

Amounts due to related parties are unsecured, non-interest bearing and have no specified terms of repayment.

NOTE 5 - UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 issue that may affect the Company have been fully resolved.

               CHANGES IN AND DISAGREEMENTS WITH
                  ACCOUNTANTS ON ACCOUNTING
                   AND FINANCIAL DISCLOSURE

(a) Effective on March 31, 1999, the independent accountants who were previously engaged as the principal accountants to audit the company's financial statements, Deloitte & Touche LLP, resigned. The accountants' reports on the financial statements for the fiscal years ended December 31, 1997 and December 31, 1998 neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles, except that these reports were modified as to uncertainty that the company will continue as a going concern. The decision to change accountants was approved by the board of directors.

(b) Effective on January 26, 2000, the independent accountant who was previously engaged as the principal accountant to audit the company's financial statements, Kurt D. Saliger, C.P.A., resigned. This accountant did not issue any financial statements for the company. The decision to change the accountant was approved by the Board of Directors.

During the company's two most recent fiscal years and any subsequent interim period preceding such resignation, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the company's two most recent fiscal years and the subsequent interim period preceding the former accountants' dismissal.

(c)  Effective on January 27, 2000, the firm of LaBonte
& Co. was engaged to serve as the new principal accountants to audit the company's financial statements. The decision to retain the new firm was approved by the board of directors. During the company's two most recent fiscal years, and the subsequent interim period prior to engaging those accountants, neither the company (nor someone on its behalf) consulted the newly engaged accountants regarding any matter.

                       AVAILABLE INFORMATION

The company has filed with the U.S. Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with the registration statement. Certain items are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the company and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

A copy of the registration statement, and the exhibits and schedules filed with it, may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the public reference room by calling the Commission at 1 (800) SEC-0330. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the company. The address of the site is http://www.sec.gov. The registration statement, including all its exhibits and any amendments, has been filed electronically with the Commission.

                               PART II.
              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth in the propsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by the Company:

Securities and Exchange Commission
registration fee                                    $      8,546
Transfer agent's fees                                      1,000
Printing and engraving expenses                            1,000
Legal fees and expenses                                   25,000
Accounting fees and expenses                               5,000
State blue sky fees                                        5,000

Total                                               $    45,546*

* All fees, except the Securities and Exchange Commission registration fee, are estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

Other than as set forth below, during the last three years there have not been any sales of unregistered securities of the company. Except as noted below, no commissions or fees were paid in connection with these sales. Except as noted below, all of the these sales were undertaken pursuant to the limited offering exemption from registration under the Securities Act of 1933 as provided in Regulation D as promulgated by the U.S. Securities and Exchange Commission. In addition, all the sales were made to the following class of persons: sophisticated investors; that is, investor either alone or with their purchaser representative(s) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchasers comes within this description.

Fiscal Year 1997.

On October 7, 1997, the company entered into an agreement with Da-Jung Resource Corp. to acquire 100% of its interest under an agreement on establishment of a Sino foreign equity joint venture, China-Canada Liumao Graphite Products Co., Ltd., dated September 7, 2000. Consideration for this acquisition agreement was 6,000,000 restricted shares of the company's common stock, plus $200,000 of which $70,000 has been paid and $130,000 was settled by the issuance of 325,000 restricted shares of common stock (in 1999).

On October 31, 1997, the shareholders authorized a Regulation
D Rule 504 offering of a maximum of 2,300,000 units at $.10 per unit consisting of one common share and one warrant exercisable at $.33 per share for six months. Pursuant to this financing, the company issued 540,000 shares for proceeds of $54,000 between October 31, 1997 and December 31, 1997.

Fiscal Year 1998.

As a continuation of the offering commenced in 1997, the company issued 1,760,000 shares at $0.10 per share at varying times throughout 1998 for proceeds of $176,000. In addition, at varying times during the year ended December 31, 1998, 1,301,350 of the related share purchase warrants were exercised for proceeds of $429,446 and the remaining share purchase warrants expired.

Fiscal Year 1999.

During the fiscal year ended December 31, 1999 the following transactions were completed:

In January 1999, the company entered into a one-year corporate finance advisory agreement, cancelable at any time on 30 days written notice, and agreed to issue 350,000 restricted shares of common stock at predetermined dates over the course of the contract. 175,000 shares were issued at a value of $39,780 and subsequently the agreement was cancelled.

Also in January 1999, the company entered into a consulting agreement and issued 360,000 restricted common shares at a value of $133,722. No services were provided under this contract and the parties subsequently agreed to terminate the agreement in August 1999 and the 360,000 shares were reacquired by the company at no cost and returned to treasury.

The company settled debts of $86,268 to Hound Pound Equities Inc., a private company, by the issuance of 215,670 restricted shares of common stock at a price of $0.40 per share.

The company settled its amount payable of $130,000 to Da-Jung Resources, a major shareholder in the company, on acquisition of its interest in a graphite processing joint venture by the issuance of 325,000 restricted shares of common stock at a price of $0.40 per share.

The company also settled its trade payables of $204,122 by the issuance of restricted shares at $0.40 per share for 510,305 shares.

Quarter Ended March 31, 2000.

During the quarter ended March 31, 2000, the company settled debts of $40,000 due to a relative of a director of the company by the issuance of 100,000 restricted shares at $0.40 per share. The company settled a total of $99,900 of accounts payable by the issuance of 333,000 restricted shares at $0.30 per share and $9,190 of accounts payable by the issuance of 22,975 restricted shares at $0.40 per share. The company issued 50,000 restricted shares at $0.40 per share as a retainer on a media relations contract. As consideration for the acquisition of the three subsidiaries during the quarter, URBA Holdings Inc. issued a total of 10,450,000 exchangeable shares.

During fiscal year ended December 31, 1999, the company received loans totaling $60,000. For the quarter ended March 31, 2000, the company received additional loans of $1,224,162, for total loans of $1,284,162. These loans bear interest at an annual rate of 8% and were due and payable on March 15, 2000. The company did not repay these loans and as a result has offered the lenders the right to convert the principal into units of the company at a price of $0.57 per unit. Each unit is comprised of one common share of the company and one-half share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share at a price of $5.00 per share. This offer is to be made by way of a prospectus that is being conducted in Ontario, Quebec and British Columbia in Canada.

Quarter Ended June 30, 2000.

The company entered into an agency agreement effective April
10, 2000 with Groome Capital.com Inc. whereby the company and Groome engaged in a best efforts offering of up to 20,000,000 special warrants at a price of $1.25 per special warrant. Each special warrant is convertible into one common share and one-half share purchase warrant exercisable for a period of two years at a price of $5.00 per whole share purchase warrant. Groome received an Agent's Fee equal to 8% of the total amount raised (reduced to 4% for investors on the President's List). In addition, Groome has been granted non-assignable warrants to acquire, without payment of additional consideration, 1 year Compensation Options providing the right to purchase, at $1.25 per unit, a number of units equal to 10% of the number of Special Warrants sold under this offering.

This offering, which has been closed as of May 11, 2000, resulted in total subscriptions for 847,989 units with total proceeds of $1,059,986 from a total of nine investors in Canada; these transactions were exempt from the registration requirements under the Securities Act of 1933 based on Regulation S. A similar offering under Rule 506 of Regulation D was undertaken in the United States, but no sales resulted from that offering. These offerings were made only to sophisticated investors; that is, the investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description

ITEM 27.  EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 28.  UNDERTAKINGS

The undersigned company hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the
Securities Act of 1933 and is, therefore, unenforceable.   In the
event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                             SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Cambridge, Province of Ontario, Canada, on December 11, 2000.

                                      Urbana.ca, Inc.


                                      By: /s/  David M. Groves
                                      David M. Groves, President

                    Special Power of Attorney

The undersigned constitute and appoint David M. Groves their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

/s/ David M. Groves
David M. Groves
President/Chief Executive Officer/Director
December 11, 2000

/s/  Greg Alexanian
Greg Alexanian
Vice President/Chief Operating Officer/Director
December 11, 2000

/s/  Robert S. Tyson
Robert S. Tyson
Vice President/Secretary/Director
December 11, 2000

/s/  Rick Whittaker
Rick Whittaker
Vice President, Business Development/Director
December 11, 2000

                              EXHIBIT INDEX

Number                      Exhibit Description

2.1    Articles of Merger and Merger Agreement of Foreign
       Corporation into Integrated Carbonics Corp. (incorporated by reference to Exhibit 2 to the Registration Statement on Form 10-SB/A filed on December 17, 1998).

2.2 Amalgamation Agreement between Urbana.ca Enterprises Corp., Enersphere.com, Inc., and E-Bill Direct Inc., dated March 3, 2000 (incorporated by reference to Exhibit 2.2 of the Form 10-QSB filed on May 17, 2000).

3.1 Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form 10-SB/A filed on December 17, 1998.

3.2    Certificate of Amendment to Articles of Incorporation
      (incorporated by reference to Exhibit 3.2 of the Form 10-QSB filed on November 15, 1999).

3.3    Certificate of Amendment of Articles of Incorporation (see below).

3.4    Certificate of Amendment of Articles of Incorporation (see below).

3.5 Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form 10-SB/A filed on December 17, 1999).

4.1    Integrated Carbonics Corp. 1999 Stock Option Plan
      (incorporated by reference to Exhibit 4 to the Form 10-QSB filed on November 15, 1999).

4.2 Form of Private Placement Subscription Agreement between the company and investors (see below).

4.3 Form of Unit Warrants to Subscribe for Common Shares issued by the company to investors on April 27, 2000 (see below).

4.4    Form of Non-Assignable Agent's Compensation Options to
       Acquire Units, issued by the company to Groome Capital.com, Inc. on April 27, 2000 (see below).

4.5    Form of Non-Assignable Agent's Warrants to Acquire Common
       Shares, issued by the company to Groome Capital.com, Inc. on April 27, 2000 (see below).

4.6    Non-Assignable Agent's Warrants to Acquire Compensation
       Options, issued by the company to Groome Capital, Inc. on April 27, 2000 (see below).

4.7 Form of Unit Warrants to Subscribe for Common Shares to be issued by the company to holders of converted loans (see below).

4.8 Form of Common Stock Purchase Warrant to be issued by the company to Ladenburg Thalmann & Co. Inc. (see below).

5      Opinion Re: Legality (see below).

10.1   Agreement on Establishment of Sino Equity Joint Venture,
       China-Canada Liumao Graphite Products Co. Ltd., dated September
       9, 1997 (incorporated by reference to Exhibit 10.3 of the Registration Statement on Form 10-SB/A filed on December 17, 1998).

10.2   Cooperative Joint Venture Agreement between Da-Jung
       Resource Corp. and Heilongjiang Geological and Mining Technology Development Corp., dated September 9, 1997 (incorporated by reference to Exhibit 10.5 of the Registration Statement on Form 10-SB/A filed on December 17, 1998).

10.3 Agreement between PLR, Inc. and Da-Jung Resource Corp., dated September 22, 1997 and PLR, Inc. (incorporated by reference to Exhibit 10.1 of the Registration Statement on Form 10-SB/A filed on December 17, 1998).

10.4   Agreement between Integrated Carbonics Corp. and Da-Jung
       Resource Corp., dated October 7, 1997 (incorporated by reference to Exhibit 10.2 of the Registration Statement on Form 10-SB/A filed on December 17, 1998).

10.5 Equity Joint Venture Agreement between Integrated Carbonics Corp. and Liumao Graphite Mine, dated November 10, 1997
      (incorporated by reference to Exhibit 10.4 of the Registration
       Statement on Form 10-SB/A filed on December 17, 1998).

10.6 Share Exchange and Share Purchase Agreement between the company, ICC Integrated Carbonics (Canada) Corp., and
       Enersphere.com, Inc., dated December 1, 1999 (incorporated by reference to Exhibit 10.6 of the Form 10-QSB filed on May 17, 2000).

10.7 Share Exchange and Share Purchase Agreement between the company, ICC Integrated Carbonics (Canada) Corp., and Urbana.ca Enterprises Corp., dated January 4, 2000 (incorporated by reference to Exhibit 10.7 of the Form 10-QSB filed on May 17, 2000).

10.8 Management Contract between the company and Jason Cassis, dated January 4, 2000 (see below).

10.9 Share Exchange and Share Purchase Agreement between the company, ICC Integrated Carbonics (Canada) Corp., and E-Bill Direct, Inc., dated January 10, 2000 (incorporated by reference to Exhibit 10.8 of the Form 10-QSB filed on May 17, 2000).

10.10  License Agreement between the company, Eagle Wireless
       International, Inc., and USA Video Interactive Corp., dated January 13, 2000 (see below).

10.11  Exclusivity Agreement between Urbana.ca Enterprises
       Corp. and Eagle Wireless International, Inc., dated January 17, 2000 (incorporated by reference to Exhibit 10.9 of the Form 10-QSB filed on May 17, 2000).

10.12  Agency Agreement between the company and Groome
       Capital.com, Inc., dated April 10, 2000 (see below).

10.13 Administration and Services Agreement between the company, Groome Capital.com, Inc., and InvestIn.com Securities Corp., dated April 10, 2000 (see below).

10.14 Special Warrant Agreement between the company and Pacific Corporate Trust Company, dated April 27, 2000 (see below).

10.15 Share Purchase Warrant Agreement between the company and Pacific Corporate Trust Company, dated April 27, 2000 (see below).

10.16  Escrow Agreement between the company, Groome
       Capital.com, Inc., and Pacific Corporate Trust Company, dated April 27, 2000 (see below).

10.17  Letter Agreement between the company and Ladenburg
       Thalmann & Co. Inc., dated June 15, 2000 (see below).

10.18 Letter of Intent between the company and World Sales and Marketing, Inc., dated September 8, 2000 (incorporated by reference to Exhibit 10.18 of the Form 10-QSB filed on November 14, 2000).

16.1 Letter on change in certifying accountant (incorporated by reference to Exhibit 16 of the Form 8-K/A filed on October 25, 2000.

16.2 Letter on change in certifying accountant (incorporated by reference to Exhibit 16 of the Form 8-K filed on October 26, 2000).

21 Subsidiaries of the company (incorporated by reference to Exhibit 21 of the Form 10-KSB filed on March 31, 2000).

23.1   Consent of Accountants (see below).

23.2   Consent of Accountants (see below).

23.3   Consent of Counsel (see below).

27     Financial Data Schedule (see below).